   As filed with the Securities and Exchange Commission on January 13, 1997
                                                    Registration No. 333-16557
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------
                              AMENDMENT No. 1 to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                               SUMMIT BANCORP.
            (Exact name of registrant as specified in its charter)
                                    ------

           New Jersey                          6711                         22-1903313
  (State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
 of incorporation ororganization)     Classification Code Number)    Identification  Number)


                       301 Carnegie Center, P.O. Box 2066
                        Princeton, New Jersey 08543-2066
                                 (609) 987-3200
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)
                                     ------
                           Richard F. Ober, Jr., Esq.
             Executive Vice President, General Counsel and Secretary
                       301 Carnegie Center, P.O. Box 2066
                        Princeton, New Jersey 08543-2066
                                 (609) 987-3442
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                     ------
                                    Copy To:
                          Wesley S. Williams, Jr., Esq.
                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
                                     ------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of B.M.J. Financial Corp. into Registrant as described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

                               SUMMIT BANCORP.
                          Cross-Reference Sheet for
              Registration Statement on Form S-4 and Prospectus

 Item
Number       Caption in Form S-4          Caption in Proxy Statement-Prospectus
 ----------   -----------------------   ------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
 1. Forepart of Registration
    Statement and Outside Front Cover
    Page of Prospectus ..............  Facing Page of Registration Statement; Cross
                                       Reference Sheet; Outside Front Cover Page of
                                       Prospectus.

 2. Inside Front and Outside Back
    Cover Pages of Prospectus .......  Incorporation of Certain Documents by
                                       Reference; Available Information; Table of
                                       Contents.
 3. Risk Factors, Ratio of Earnings
    to Fixed Charges and Other
    Information .....................  Incorporation of Certain Documents by
                                       Reference; Summary; Introduction; Selected
                                       Financial Data.

 4. Terms of the Transaction ........  Summary; Introduction; The Merger; Description
                                       of Summit Capital Stock; Description of B.M.J.
                                       Capital Stock.
 5. Pro Forma Financial Information .. Not Applicable
 6. Material Contacts with the
    Company being Acquired ........... The Merger
 7. Additional Information Required
    for Re-offering by Persons and
    Parties Deemed to be Underwriters  Not Applicable
 8. Interests of Named Experts and
    Counsel .........................  Legal Matters

 9. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities .................  Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3 .. Incorporation of Certain Documents by
    Registrants                        Reference; Summit Bancorp.; Description of
                                       Summit Capital Stock.
11. Incorporation of Certain
    Information by Reference ......... Incorporation of Certain Documents by
                                       Reference.

12. Information with Respect to S-2
    or S-3 Registrants ............... Not Applicable
13. Incorporation of Certain
    Information by Reference ......... Not Applicable
14. Information with Respect to
    Registrants other than S-2 or S-3
    Registrants ...................... Not Applicable


Item
Number       Caption in Form S-4          Caption in Proxy Statement-Prospectus
 ----------   -----------------------   ------------------------------------------
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15. Information with Respect to S-3
    Companies .......................  Incorporation of Certain Documents by
                                       Reference; B.M.J. Financial Corp.; Description
                                       of B.M.J. Capital Stock.

16. Information with Respect to S-2
    or S-3 Companies ................  Not Applicable

17. Information with Respect to
    Companies other than S-2 or S-3
    Companies ......................   Not Applicable
D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents
    or Authorizations are to be
    solicited .......................  Incorporation of Certain Documents by
                                       Reference; Summary; Introduction; B.M.J.
                                       Special Meeting; The Merger; Summit Bancorp.;
                                       B.M.J. Financial Corp.; Shareholder Proposals.

19. Information if Proxies, Consents
    of Authorizations are not to be
    solicited or in an Exchange Offer  Not Applicable

                                     LOGO


                                                              January 13, 1997
Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of B.M.J. Financial Corp. ("B.M.J.") to be held in the Nottingham Ballroom at the Nottingham Fire Company, located at 200 Mercer Street, Hamilton Square, New Jersey on February 18, 1997 at 10:00 a.m., Eastern Time (the "Special Meeting").

   At the Special Meeting, shareholders will vote on a proposal to approve the Agreement and Plan of Merger, dated August 28, 1996 (the "Merger Agreement"), between B.M.J. and Summit Bancorp. ("Summit") under which B.M.J. will be merged with and into Summit. Upon consummation of the Merger, the outstanding shares of B.M.J. Common Stock held by each shareholder will be converted into the right to receive whole shares of Summit Common Stock and cash in lieu of any fractional shares of Summit Common Stock, (subject to certain anti-dilution adjustments), based on an exchange ratio of Summit Common Stock to B.M.J. Common Stock of .56, all as more fully described in the accompanying Proxy Statement-Prospectus. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement by B.M.J.'s shareholders and approval of the Merger by various regulatory authorities. Approval of the Merger Agreement requires the affirmative vote of a majority of the shares cast and entitled to vote at the Special Meeting. At the Special Meeting, you will also be asked to consider and vote upon in advance an adjournment of the Special Meeting which may be necessary to solicit additional proxies to approve the Merger Agreement.


   THE BOARD OF DIRECTORS OF B.M.J. HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF B.M.J. VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, IF NECESSARY. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

   On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you are currently planning to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.


                                       Sincerely,

                                       /s/  Edwin W. Townsend
                                       ------------------------------
                                       Edwin W. Townsend
                                       Chairman of the Board

                            B.M.J. FINANCIAL CORP.
                                243 ROUTE 130
                      BORDENTOWN, NEW JERSEY 08505-1001

                                (609) 298-5500

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FEBRUARY 18, 1997

   A Special Meeting of Shareholders (the "Special Meeting") of B.M.J. Financial Corp. ("B.M.J."), will be held in the Nottingham Ballroom at the Nottingham Fire Company, located at 200 Mercer Street, Hamilton Square, New Jersey, on February 18, 1997, at 10:00 a.m., Eastern Time, for the purpose of considering and voting upon the following matters:

         1. A proposal to approve the Agreement and Plan of Merger, dated August 28, 1996 (the "Merger Agreement"), between B.M.J. and Summit Bancorp. ("Summit"), pursuant to which B.M.J. will be merged with and into Summit and shareholders of B.M.J. will receive whole shares of Summit Common Stock, $1.20 par value, and cash in lieu of any fractional shares of Summit Common Stock, for all shares of B.M.J. Common Stock, $1.00 par value, held by them, based on an exchange ratio of Summit Common Stock to B.M.J. Common Stock of .56, all as more fully described in the accompanying Proxy Statement-Prospectus;
         2. A proposal to approve in advance an adjournment of the Special Meeting if insufficient shares are present to constitute a quorum or to approve the Merger Agreement, in order to permit further solicitation of proxies by the Board of Directors of B.M.J. (the "Adjournment Proposal"); and,
         3. Such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.


   A Proxy Card and a Proxy Statement-Prospectus for the Special Meeting are enclosed.


   Any action may be taken on any of the foregoing proposals at the Special Meeting on the date specified above or on any dates to which by original or later adjournment the Special Meeting may be adjourned. Shareholders of record at the close of business on December 31, 1996, are the shareholders entitled to vote at the Special Meeting and any adjournments thereof.

                                        By order of the Board of Directors

                                        /s/ Donald W. James
                                        ------------------------------
                                        Donald W. James
                                        Secretary
Bordentown, New Jersey
January 13, 1997

------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING ANY TIME PRIOR TO THE EXERCISE THEREOF.
------------------------------------------------------------------------------

   LOGO                                         LOGO

PROXY STATEMENT                               PROSPECTUS
B.M.J. FINANCIAL CORP.                        SUMMIT BANCORP.
243 ROUTE 130                                 301 CARNEGIE CENTER
BORDENTOWN, NEW JERSEY 08505-1001             PRINCETON, NEW JERSEY 08543-2066
(609) 298-5500                                (609) 987-3200


         4,387,124 SHARES OF COMMON STOCK (PAR VALUE $1.20 PER SHARE)

   This Proxy Statement-Prospectus is being furnished to the holders of common stock, $1.00 par value ("B.M.J. Common"), of B.M.J. Financial Corp., a New Jersey corporation and registered bank holding company ("B.M.J."), in connection with the solicitation of proxies by the Board of Directors of B.M.J. ("B.M.J. Board") for use at the Special Meeting of Shareholders of B.M.J. to be held in the Nottingham Ballroom at the Nottingham Fire Company, 200 Mercer Street, Hamilton Square, New Jersey at 10:00 a.m., Eastern Time, on February 18, 1997 and at any adjournments thereof ("Special Meeting").

   This Proxy Statement-Prospectus relates to up to 4,387,124 shares of common stock, par value $1.20 per share ("Summit Common"), of Summit Bancorp., a New Jersey corporation and registered bank holding company ("Summit"), to be issued upon the merger ("Merger") of B.M.J. with and into Summit pursuant to an Agreement and Plan of Merger, dated August 28, 1996 ("Merger Agreement"). In the Merger, shares of B.M.J. Common outstanding at the Effective Time (as defined herein) will be converted into the right to receive whole shares of Summit Common and cash in lieu of any fractional shares of Summit Common resulting from the conversion ("Cash In Lieu Amount"), based on an exchange ratio of Summit Common to B.M.J. Common of .56 (the "Exchange Ratio"), adjusted, if necessary, in accordance with certain anti-dilution provisions (whole shares of Summit Common and any Cash In Lieu Amount determined in accordance with the Exchange Ratio, as adjusted, if necessary, in accordance with the anti-dilution provisions, are referred to collectively herein as the "Merger Consideration").

   This Proxy Statement-Prospectus constitutes (1) the Proxy Statement of B.M.J. relating to the solicitation of proxies by the B.M.J. Board for use at the Special Meeting to be held for the purpose of considering and voting upon
(a) a proposal to approve the Merger Agreement and the transactions contemplated thereby and (b) a proposal to approve in advance an adjournment of the Special Meeting in order to permit further solicitation of proxies by B.M.J. if insufficient shares are present at the Special Meeting to constitute a quorum or to approve the Merger Agreement (the "Adjournment Proposal"), and (2) the Prospectus of Summit with respect to the Summit Common to be issued in the Merger. Consummation of the Merger is subject to various conditions, including the approvals (collectively, the "Required Approvals") of the shareholders of B.M.J., the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Commissioner of Banking and Insurance of the State of New Jersey ("New Jersey Commissioner of Banking").

   Summit Common is traded on the New York Stock Exchange ("NYSE") and B.M.J. Common is traded on the Nasdaq Stock Market-National Market System ("Nasdaq"). The closing sale prices of Summit Common and B.M.J. Common were $38.88 and $14.00, respectively, on August 28, 1996 (the last trading day prior to the public announcement of the Merger), and were $43.75 and $24.50, respectively, on January 8, 1997.

   All information contained in this Proxy Statement-Prospectus with respect to Summit has been supplied by Summit and all information with respect to B.M.J. has been supplied by B.M.J.

   The Proxy Statement-Prospectus is first being mailed to B.M.J.
shareholders on or about January 16, 1997.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
           STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
              CONTRARY IS A CRIMINAL OFFENSE.
                                    ------
THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
    OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY
         THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.
                                    ------
   No person is authorized to give any information or to make any representation not contained in this Proxy Statement- Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement-Prospectus does not constitute an offer to sell, or solicitation of an offer to purchase, the securities offered by this Proxy Statement-Prospectus or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it would be unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities to which this Proxy Statement-Prospectus relates shall, under any circumstances, create an implication that there has been no change in the affairs of Summit or B.M.J. or in the information set forth herein since the date of this Proxy Statement- Prospectus.

       The date of this Proxy Statement-Prospectus is January 13, 1997.

                              TABLE OF CONTENTS

                                                                             Page
                                                                           ---------
INDEX OF DEFINED TERMS  ................................................     (iii)
AVAILABLE INFORMATION  .................................................      (iv)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  .......................       (v)
SUMMARY  ...............................................................        1
   The Companies .......................................................        1
   B.M.J. Special Meeting ..............................................        1
   Stock Held by B.M.J. Affiliates .....................................        2
   The Merger ..........................................................        2
   Market Prices and Dividends .........................................        5
   Recent Developments .................................................        6
   Summary of Comparative and Pro Forma Per Share Financial Information         7
INTRODUCTION  ..........................................................        8
SPECIAL MEETING  .......................................................        8
   Record Date; Vote Required; Revocability of Proxies .................        8
SELECTED FINANCIAL DATA  ...............................................       10
MARKET PRICE AND DIVIDEND MATTERS  .....................................       12
   Market Price and Dividend History ...................................       12
   Coordination and Determination of Dividends Under Merger Agreement ..       13
   Dividend Limitations ................................................       13
PROPOSAL I -- THE MERGER  ..............................................       14
   General .............................................................       14
   Closing and Effective Time ..........................................       14
   Conversion of B.M.J. Common .........................................       14
   Exchange of B.M.J. Certificates .....................................       15
   Conversion of Stock Award Plan Options ..............................       15
   Recommendation of B.M.J. Board ......................................       16
   Background ..........................................................       16
   Reasons for the Merger ..............................................       17
   Opinion of B.M.J.'s Financial Advisor ...............................       18
   Stock Option Agreement ..............................................       23
   Regulatory Approvals ................................................       24
   Interests of Certain Persons in the Merger ..........................       25
   The Merger Agreement ................................................       27
   Charter and By-Laws of Surviving Corporation ........................       28
   Board of Directors and Officers of Surviving Corporation ............       28
   No Dissenters Rights ................................................       28
   New York Stock Exchange Listing .....................................       28
   Accounting Treatment ................................................       29
   Certain Federal Income Tax Consequences of the Merger ...............       29
   Resale of Summit Common .............................................       30
   Differences in Shareholder Rights ...................................       30
SUMMIT BANCORP.  .......................................................       34
   Description of Business .............................................       34
   Recent Developments .................................................       35
DESCRIPTION OF SUMMIT CAPITAL STOCK  ...................................       35
   Common Stock ........................................................       35
   Shareholder Rights Plan .............................................       36
B.M.J. FINANCIAL CORP.  ................................................       37
   Description of Business .............................................       37
DESCRIPTION OF B.M.J. CAPITAL STOCK  ...................................       37
PROPOSAL II -- ADJOURNMENT OF SPECIAL MEETING  .........................       38



                                                                             Page
                                                                           ---------
SHAREHOLDER PROPOSALS  .................................................      38
LEGAL MATTERS  .........................................................      38
EXPERTS  ...............................................................      38
 AGREEMENT AND PLAN OF MERGER (w/o exhibits)  .....................   Appendix A
OPINION OF BEAR, STEARNS & CO. INC.  ..............................   Appendix B
B.M.J. FINANCIAL CORP. STOCK OPTION AGREEMENT  ....................   Appendix C

                            INDEX OF DEFINED TERMS
   (INDEX OF CAPITALIZED TERMS DEFINED IN THIS PROXY STATEMENT-PROSPECTUS)


                                PAGE IN                                     Page in
DEFINED TERM                  PROSPECTUS    Defined Term                  Prospectus
------------                  -----------   -------------                 -----------
Acquiring Person.........................36 Merger...................................Cover
Acquisition Proposal.....................27 Merger Agreement.........................Cover
Acquisition Transaction .................23 Merger Consideration ....................Cover
Adjournment Proposal .................Cover Merger Option Agreement .....................4
Bear Stearns..............................3 Mid-Atlantic Mergers........................21
Bear Stearns Fairness Opinion............18 Mid-Atlantic Well Capitalized Mergers ......21
BHC Act .................................24 Mid-Jersey...................................1
B.M.J.................................Cover Nasdaq...................................Cover
B.M.J. Board..........................Cover Nationwide Merger ..........................21
B.M.J. Common.........................Cover Nationwide Well Capitalized Mergers.........21
B.M.J. Common Certificates................2 New Award Plan Option........................2
B.M.J. Dividend Plan......................9 New Jersey Commissioner of Banking.......Cover
B.M.J. Mid-Atlantic Peer Group...........20 New Jersey Mergers .........................20
B.M.J. Nationwide Peer Group ............20 New Jersey Well Capitalized Mergers.........20
B.M.J. New Jersey Peer Group ............20 NJBA........................................25
B.M.J. Option ............................4 NYSE ....................................Cover
B.M.J. Savings Plan ......................9 Original Award Plan Option...................2
B.M.J. Stock Award Plans .................2 Per Share Calculation.......................18
Cash in Lieu Amount ..................Cover Purchase Event..............................24
Central Jersey ...........................6 Record Date..................................1
Certificate of Merger.....................2 Registration Rights.........................24
Closing .................................14 Registration Statement....................(iv)
Closing Date ............................14 Required Approvals.......................Cover
Closing Notice...........................14 Rights......................................36
Code .....................................3 Rights Plan.................................36
Commission ............................(iv) Securities Act............................(iv)
Counsel .................................29 Series B Preferred ..........................6
Distribution Date .......................36 Series C Preferred ..........................6
Effective Time ...........................2 Service ....................................30
EPS......................................20 Special Meeting .........................Cover
Exchange Act...........................(iv) Substitute Option ..........................24
Exchange Agent ...........................2 Summit...................................Cover
Exchange Ratio........................Cover Summit Common............................Cover
Executive Committee......................16 Summit Common Certificate....................2
Extension Event..........................23  Summit Peer Group .........................19
Federal Reserve Board.................Cover Summit Preferred............................35
LTM EPS .................................20 Summit Series R Preferred...................36
                                            Surviving Corporation.......................14


                            AVAILABLE INFORMATION

   Summit and B.M.J. are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") relating to their businesses, financial statements and other matters. The Registration Statement discussed below and the exhibits thereto as well as such reports, proxy statements and other information filed by Summit and B.M.J. may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by Summit and B.M.J. with the Commission. The address of the World Wide Web site maintained by the Commission is: http://www.sec.gov. In addition, Summit Common is listed on the NYSE and reports, proxy statements and other information concerning Summit are available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. B.M.J. Common is listed on Nasdaq and reports, proxy statements and other information concerning B.M.J. are available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

   Summit has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), in respect of the Summit Common to be issued in the Merger ("Registration Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Summit (File No. 1-6451) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (3) the current reports on Form 8-K dated March 1, 1996 (as amended by Form 8-K/A), March 31, 1996, April 11, 1996, May 22, 1996, July 16, 1996,
August 28, 1996, October 16, 1996 and December 10, 1996; and (4) the description of Summit Common contained in Summit's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, dated August 31, 1970, and the description of the preferred stock purchase rights appurtenant to the Summit Common contained in Summit's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, dated August 28, 1989, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by B.M.J. (File No. 0-13440) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, September 30, 1996 and (3) the Current Report on Form 8-K dated September 16, 1996. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.


   All documents filed by Summit and B.M.J. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.


   This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herein. Summit and B.M.J. each hereby undertakes, with respect to the documents listed above filed by it with the Commission, to provide without charge to each person, including any beneficial owner, to whom this Proxy Statement-Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated into this Proxy Statement-Prospectus and deemed to be part hereof, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests for documents filed by Summit should be directed to Richard F. Ober, Jr., Secretary, Summit Bancorp., 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066, (telephone (609) 987-3442). Requests for documents filed by B.M.J. should be directed to Donald W. James, Secretary, B.M.J. Financial Corp., 243 Route 130, Bordentown, New Jersey 08505, (telephone (609) 291-2841). In order to ensure timely delivery of documents prior to the Special Meeting, any request should be made by February 10, 1997.

                                   SUMMARY

   The following constitutes a brief summary for the convenience of the shareholders of B.M.J. of the information contained in this Proxy Statement-Prospectus, including the Appendices hereto, relating to the proposal to approve the Merger Agreement. The summary is necessarily selective and is qualified in its entirety by the more extensive discussion contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and in the documents incorporated by reference herein relating to the proposal to approve the Merger Agreement. B.M.J. shareholders are encouraged to read carefully this Proxy-Statement-Prospectus, including the Appendices.

                                THE COMPANIES

SUMMIT BANCORP.


   Summit Bancorp., a New Jersey corporation and registered bank holding company with its principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly-owned subsidiary banks, Summit Bank (Hackensack, NJ) and Summit Bank (Bethlehem, PA), operated 355 banking offices located in New Jersey and eastern Pennsylvania as of September 30, 1996. Its telephone number is (609) 987-3200. The subsidiary banks of Summit are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing, fiduciary, investment management, investment advisory, custodial, correspondent and treasury services and insurance and nondeposit investment products and services. In addition, Summit owns subsidiaries that are engaged in discount brokerage, commercial finance lending, lease financing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.


B.M.J. FINANCIAL CORP.

   B.M.J. Financial Corp., a New Jersey corporation and registered bank holding company with its principal executive offices at 243 Route 130, Bordentown, New Jersey, through its wholly-owned subsidiary bank, The Bank of Mid-Jersey ("Mid-Jersey"), operated, as of September 30, 1996, 22 banking offices located in New Jersey. Its telephone number is (609) 298-5500. Mid-Jersey is engaged in a general banking business. It provides a broad range of commercial banking, retail banking, real estate lending and other financial services.

                            B.M.J. SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE


   The Special Meeting will be held on February 18, 1997 at 10:00 a.m. (local time), in the Nottingham Ballroom at the Nottingham Fire Company, 200 Mercer Street, Hamilton Square, New Jersey, to consider and vote upon (1) a proposal to approve the Merger Agreement and the transactions contemplated thereby, and (2) a proposal to approve the Adjournment Proposal. A copy of the Merger Agreement is attached hereto as Appendix A.


RECORD DATE; VOTE REQUIRED


   The record date ("Record Date") for determining B.M.J. shareholders entitled to notice of and to vote at the Special Meeting is December 31, 1996. The presence, in person or by proxy, of at least a majority of the 7,520,608 shares of B.M.J. Common outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Assuming a quorum is present, an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Special Meeting is necessary to approve the Merger Agreement and the Adjournment Proposal. In the event a quorum is not present or there are insufficient votes to approve any proposal, the Special Meeting may be adjourned from time to time by a majority of those present in person or by proxy in order to permit, as appropriate, further solicitation of proxies by the B.M.J. Board.

                       STOCK HELD BY B.M.J. AFFILIATES


   The directors and executive officers of B.M.J. and their affiliates beneficially owned, as of the Record Date, 698,003 shares of B.M.J. Common (assuming the exercise of all options to purchase B.M.J. Common held by such persons and outstanding on such date), representing 9.28% of the outstanding shares of B.M.J. Common. The directors and executive officers of B.M.J. have indicated that they intend to vote their shares of B.M.J. Common in favor of the proposal to approve the Merger Agreement.

   Summit beneficially owns 334,000 shares of B.M.J. Common, which represents 4.4% of the outstanding shares of B.M.J. Common, and intends to vote these shares in favor of the proposal to approve the Merger Agreement.

   Also, by virtue of holding the B.M.J. Option (as defined herein), Summit could be deemed to be the beneficial owner of an additional 1,490,000 shares of B.M.J. Common. Combined, the 334,000 shares beneficially owned and the 1,490,000 shares deemed beneficially owned by Summit represent 20.24% of B.M.J. Common outstanding on the Record Date (assuming, for purposes of calculating this percentage, that the shares represented by the B.M.J. Option were issued and outstanding on such date). However, the B.M.J. Option is not presently exercisable and the B.M.J. Common represented thereby has not been issued, is not outstanding and cannot be voted.


                                  THE MERGER

EFFECTIVE TIME


   The Merger will become effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger ("Certificate of Merger") to be filed pursuant to the New Jersey Business Corporation Act with the Secretary of State of the State of New Jersey following the closing of the Merger. If the Merger is approved by B.M.J. shareholders, subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, it is currently contemplated that the Effective Time will occur during the first calendar quarter of 1997. At the Effective Time, B.M.J. will be merged with and into Summit. See "THE MERGER-Closing and Effective Time."


CONVERSION OF B.M.J. COMMON


   At the Effective Time, outstanding shares of B.M.J. Common, other than shares of B.M.J. Common beneficially owned by Summit or a subsidiary of Summit (other than shares of B.M.J. Common held as a result of debts previously contracted), if any, and shares held in the treasury of B.M.J., if any, will be converted into and represent the right to receive the Merger Consideration. Within 10 days of the Effective Time and the receipt of a final shareholder list from B.M.J. by First Chicago Trust Company of New York, or another entity reasonably satisfactory to B.M.J., acting as the exchange agent for the Merger ("Exchange Agent"), each holder of B.M.J. Common will be sent by the Exchange Agent information regarding, and materials to be used in, the exchange of B.M.J. Common for Summit Common. Within 10 days of the later to occur of the receipt of a final shareholder list from B.M.J. by the Exchange Agent or the receipt by the Exchange Agent of complete exchange materials from a shareholder, a shareholder will be sent in exchange for all certificates representing their B.M.J. Common ("B.M.J. Common Certificates"), a certificate representing the whole shares of Summit Common into which their B.M.J. Common has been converted ("Summit Common Certificate") and, to the extent entitled thereto, a check representing the Cash In Lieu Amount.


CONVERSION OF B.M.J. DIRECTOR AND EMPLOYEE STOCK OPTIONS


   Each stock option relating to B.M.J. Common ("Original Award Plan Option") outstanding at the Effective Time and granted to a director or employee pursuant to the B.M.J. Director Stock Option Plan, the B.M.J. 1994 Employee Stock Option Plan or B.M.J. Executive Long Term Incentive Plan, (collectively, the "B.M.J. Stock Award Plans"), whether or not exercisable immediately prior to the Effective Time, will be converted automatically at the Effective Time into an exercisable option to purchase Summit Common ("New Award Plan Option"). Subject to the adjustment described below, the New Award Plan

Option will continue to be governed by the terms of the B.M.J. Stock Award Plan under which the corresponding Original Award Plan Option was granted and the stock option agreement by which it was evidenced, including terms and provisions administering exercises. The number of shares of Summit Common subject to the New Award Plan Options and the exercise price of the New Award Plan Options will be adjusted as provided in the Merger Agreement based on the Exchange Ratio. See "THE MERGER- Conversion of Stock Award Plan Options."


RECOMMENDATION OF B.M.J. BOARD

   The B.M.J. Board unanimously recommends that B.M.J. shareholders vote to approve the Merger Agreement and the Adjournment Proposal. See "THE MERGER-Recommendation of B.M.J. Board."

OPINION OF B.M.J.'S FINANCIAL ADVISOR


   B.M.J. engaged Bear, Stearns & Co. Inc. ("Bear Stearns") to act as financial advisor in connection with any acquisition of or by B.M.J. and to render its opinion to the B.M.J. Board as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of B.M.J. Bear Stearns has delivered to B.M.J. an opinion dated as of the date of this Proxy Statement-Prospectus stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the Exchange Ratio is fair, from a financial point of view, to B.M.J.'s shareholders. A copy of Bear Stearns' opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety. See "THE MERGER-Opinion of B.M.J.'s Financial Advisor."


DISSENTERS' RIGHTS

   Under the New Jersey Business Corporation Act, there are no dissenters' rights of appraisal available to holders of B.M.J. Common in connection with the Merger. See "THE MERGER-No Dissenters' Rights."

ACCOUNTING TREATMENT

   It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests. See "THE MERGER-Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

   Thompson Coburn, Summit's special counsel, has delivered its opinion to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and conditioned on the accuracy of certain representations made by Summit and B.M.J. and certain shareholders of B.M.J., the Merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes and that, accordingly, no gain or loss will be recognized by B.M.J. shareholders who exchange their shares of B.M.J. Common solely for shares of Summit Common in the Merger, except with respect to any Cash In Lieu Amount received. Each B.M.J. shareholder is urged to consult his or her tax advisor to determine the specific tax consequences of the Merger to such shareholder, including the applicability of various state, local, and foreign tax laws. See "THE MERGER-Certain Federal Income Tax Consequences of the Merger."

REGULATORY APPROVALS


   Consummation of the Merger requires, and is conditioned upon receipt of, approvals by the Federal Reserve Board and the New Jersey Commissioner of Banking, both of which have been received, on December 6, 1996 and December 18, 1996, respectively. See "THE MERGER-Regulatory Approvals."

CONDITIONS OF THE MERGER


   Consummation of the Merger is additionally subject, among other things, to
(i) the approval of the Merger Agreement by the requisite vote of B.M.J.'s shareholders; (ii) the expiration of any waiting period required in connection with a regulatory approval; (iii) effectiveness of the registration statement; (iv) receipt by Summit and B.M.J. of the opinion of Thompson Coburn as to certain federal income tax consequences of the Merger;
(v) the listing on the NYSE subject to official notice of issuance of the Summit Common to be issued in the Merger; (vi) the absence of any material litigation; (vii) the absence of regulatory agreements relating to the respective parties; and (viii) the delivery of officers' certificates by B.M.J. and Summit. See "THE MERGER-The Merger Agreement-Conditions to the
Merger: Termination."


TERMINATION


   The Merger Agreement may be terminated by mutual consent of the Summit Board and the B.M.J. Board. The Merger Agreement may also be terminated by either the Summit Board or the B.M.J. Board if the conditions precedent to, respectively, Summit's or B.M.J.'s obligations to close under the Merger Agreement have not been met. Further, the Merger Agreement may be terminated by either the Summit Board or the B.M.J. Board if (i) the shareholders of B.M.J. have failed to approve the Merger; (ii) a material breach by the other party of a warranty or representation or covenant has occurred and not been cured or is not capable of being cured (after 30 days notice thereof has been given and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement); or (iii) the Closing is not consummated on or before June 30, 1997.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


   Directors and executive officers of B.M.J. have interests in the Merger that are in addition to their interests as shareholders of B.M.J. These interests include: (1) the indemnification of directors and executive officers of B.M.J. against certain claims that may arise after the Effective Time based on services provided to B.M.J. or any subsidiary of B.M.J. prior to the Effective Time; (2) Summit's covenant to use its best efforts to purchase insurance for six years after the Effective Time, subject to a maximum premium limitation, protecting B.M.J. directors and executive officers against such claims; (3) the conversion of all Original Award Plan Options held by directors and executive officers of B.M.J. into New Award Plan Options, with adjustments to the exercise price and number of shares subject thereto based on the Exchange Ratio, and the immediate exercisability, pursuant to the terms of the B.M.J. Stock Award Plans and stock option agreements, of all New Award Plan Options, whether or not any Original Award Plan Options were unexercisable immediately prior to the Effective Time; and (4) a resolution of the B.M.J. Board, adopted January 15, 1987, which provides each executive officer with "a guarantee of one year's employment and severance pay of one month's salary for each year of service as a Vice President or above with the B.M.J. Financial Corp." These interests and the underlying assumptions are described in more detail below under "THE MERGER-Interests of Certain Persons in the Merger."


DIFFERENCE IN SHAREHOLDERS' RIGHTS

   Because Summit and B.M.J. are both New Jersey corporations, any differences in the rights of holders of their respective common stock are due to differences in the certificates of incorporation and by-laws of the two corporations. At the Effective Time, holders of B.M.J. Common will become shareholders of Summit and their rights as shareholders of Summit will be determined by Summit's Restated Certificate of Incorporation and By-Laws. See "THE MERGER-Differences in Shareholders' Rights."

STOCK OPTION AGREEMENT

   As an inducement and condition to Summit's willingness to enter into the Merger Agreement, B.M.J. (as issuer) entered into the B.M.J. Stock Option Agreement (the "Merger Option Agreement") with Summit (as grantee), dated as of August 29, 1996. The Merger Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus.

   Pursuant to the Merger Option Agreement, B.M.J. granted to Summit an irrevocable option (the "B.M.J. Option"), exercisable under certain limited and specifically defined circumstances, none of which, to the best of Summit's and B.M.J.'s knowledge, has occurred as of the date hereof, to purchase up to 1,490,000 shares of B.M.J. Common at a price per share equal to the last sale price of B.M.J. Common on Nasdaq on the trading day immediately preceding the date of the Merger Agreement.

   The Merger Option Agreement is intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire B.M.J. prior to the Merger. See "THE MERGER-Stock Option Agreement."

                         MARKET PRICES AND DIVIDENDS

   Summit Common is listed and traded on the NYSE under the symbol "SUB". B.M.J. Common is listed and traded on Nasdaq under the symbol "BMJF". The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of Summit Common and of a share of B.M.J. Common and dividends declared per share on Summit Common and B.M.J. Common.

                                          Summit Common                       B.M.J. Common
                               ----------------------------------   --------------------------------
                                    Sale Price                          Sale Price
                               --------------------                 ------------------
                                                       Dividends                          Dividends
Calendar Year                     High       Low       Per Share      High       Low      Per Share
 ----------------------------   --------   --------    -----------   -------   -------   -----------
1993  .......................    $33.25     $21.63       $ 0.69      $ 9.25    $ 6.50       --
1994  .......................     29.25      22.50         0.94       13.00      8.00       --
1995  .......................     37.25      24.13         1.19       16.75     10.75      $ 0.225
1996  .......................     45.13      32.63         1.36       25.00     12.75        0.575
1997 (through January 8,
  1997) .....................     44.13      42.75        --          25.00     22.75       --

   The following table presents (rounded to the nearest cent) for August 28, 1996, (the last full trading day prior to the public announcement of the execution of the Merger Agreement), and as of January 8, 1997 the last sale price of a share of Summit Common, the last sale price of a share of B.M.J. Common and the pro forma equivalent in Summit Common of a share of B.M.J. Common computed by multiplying the last sale price of Summit Common on each of the dates specified in the table by the Exchange Ratio of .56.

                                                             Pro Forma B.M.J.
                           Summit            B.M.J.             Equivalent
                           --------         --------          ----------------
August 28, 1996            $38.88            $14.00               $21.77
January 8, 1997             43.75             24.50                24.50


   No assurance can be given as to what the market price of Summit Common will be if and when the Merger is consummated. Because the Exchange Ratio is fixed and because the market price of Summit Common is subject to fluctuation, the value of the shares of Summit Common that holders of B.M.J. Common will receive in the Merger may increase or decrease prior to and following the Merger. B.M.J. SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND B.M.J. COMMON. In addition, past dividends paid in respect of Summit Common and B.M.J. Common are not necessarily indicative of future dividends that may be declared and paid. No assurance can be given concerning dividends to be declared and paid in respect of Summit Common and B.M.J. Common before or after the Effective Time. See "MARKET PRICE AND DIVIDEND MATTERS."

   The following table presents, as of January 13, 1997, the current annualized dividend rate for a share of Summit Common, for a share of B.M.J. Common, and (rounded to the nearest cent) for the pro forma equivalent in Summit Common of a share of B.M.J. Common computed by multiplying the annualized dividend rate of a share of Summit Common by the Exchange Ratio of
 .56.

                                                             Pro Forma B.M.J.
                          Summit            B.M.J.              Equivalent
                          --------          --------          ----------------
January 13,
  1997 .........           $1.44             $.80                  $.81

                             RECENT DEVELOPMENTS

   On December 7, 1996 Summit completed its acquisition of Central Jersey Financial Corporation, a New Jersey corporation and savings and loan holding company ("Central Jersey"). As of September 30, 1996 Central Jersey had $465 million in assets and through its subsidiary, Central Jersey Savings Bank, operated six community branches.

   On December 15, 1996 Summit redeemed all outstanding shares of its Adjustable Rate Cumulative Preferred Stock, Series B ($50 stated value) ("Series B Preferred") and Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value) ("Series C Preferred") at redemption prices of $50.375 and $25.00, respectively. At December 15, 1996, there were 600,166 shares of Series B Preferred and 504,481 shares of Series C Preferred outstanding.

     SUMMARY OF COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

   The following summary presents, for the periods indicated, selected comparative and pro forma per share financial information: (i) on a historical basis for both Summit and B.M.J.; (ii) on a pro forma combined basis for Summit, giving effect to the Merger; and (iii) on a pro forma equivalent basis per common share for B.M.J. Such financial information is computed on a pro forma equivalent basis with respect to a share of B.M.J. Common by multiplying the pro forma combined amount (giving effect to the Merger) by the Exchange Ratio of .56. The pro forma information does not reflect anticipated cost savings expected to be realized from the Merger. The unaudited pro forma information does not purport to be indicative of the combined financial position or results of operations of future periods.

                                   Nine Months Ended            Year Ended
                                     September 30,             December 31,
                                  ------------------   -----------------------------
                                    1996      1995       1995      1994       1993
                                   -------   -------    -------   -------   --------
Net Income (Loss) Per Share
Historical:
   Summit (1)(2) ...............   $1.56      $2.04     $2.77     $1.80      $ 1.57
   B.M.J. (fully diluted) (3) ..    0.88       0.74      1.07      1.60       (0.13)
Pro Forma Combined (2)(3)(4):
   Summit and B.M.J. ...........    1.56       2.01      2.74      1.85        1.49
Pro Forma B.M.J. Equivalent(3):
   Summit and B.M.J. ...........    0.87       1.13      1.53      1.04        0.83

Dividends per Share
Historical:
   Summit ......................   $1.00      $0.87     $1.19     $0.94      $ 0.69
   B.M.J. ......................    0.375      0.15      0.225       --          --
Pro Forma Combined (4)(5):
   Summit and B.M.J. ...........    1.00       0.87      1.19      0.94        0.69
Pro Forma B.M.J. Equivalent:
   Summit and B.M.J. ...........    0.56       0.49      0.67      0.53        0.39

                                   September 30, 1996       December 31, 1995
                                    ------------------       -----------------
Book Value per Share
Historical:
   Summit ...................            $19.59                   $19.89
   B.M.J. ...................              8.83                     8.62
Pro Forma Combined (4)(6):
   Summit and B.M.J. ........             19.27                    19.68
Pro Forma B.M.J. Equivalent:
   Summit and B.M.J. ........             10.79                    11.02

------
1.) In the first quarter of 1996, restructuring charges totaling $110.7 million ($70.0 million, or $.75 per common share, after tax) were recorded for merger-related expenses for The Summit Bancorporation, The Flemington National Bank and Trust Company and Garden State Bancshares, Inc. Also included in the restructuring charges were branch-related expenses recorded in conjunction with an announced agreement to open 70 in-store supermarket branches. During the third quarter of 1996 Summit recorded a one-time special assessment in conjunction with legislation passed to recapitalize the Savings Association Insurance Fund (SAIF) on September 30, 1996. The assessment amounted to $11.1 million ($6.7 million, or $.07 per common share, after tax).

2.) Summit and pro forma combined net income per common share were computed based on net income less preferred dividends divided by the weighted average average number of shares during the periods presented. Common stock equivalents are not included in the calculation as they have no material dilutive effect.

3.) B.M.J.'s operating results for 1994 include a $4.9 million ($.62 per share), credit to income from the reversal of previously established tax valuation reserves plus recognition of state deferred tax assets and alternative minimum tax credits.


4.) The pro forma combined per share financial information does not include the impact of Summit's acquisition of Central Jersey. At September 30, 1996, Central Jersey had total assets of $464.5 million. This transaction, accounted for as a purchase, closed on December 7, 1996. The impact of this acquisition is not material to the pro forma combined per share financial information.


5.) Pro forma amounts assume that Summit would have declared cash dividends per share equal to its historical cash dividends per share declared.

6.) Gives effect to the Merger as if it had occurred at the end of the period. The September 30, 1996 pro forma combined book value per share also includes the anticipated merger-related charges, but does not reflect the estimated expense savings and revenue enhancements anticipated from the Merger.

                                 INTRODUCTION


   This Proxy Statement-Prospectus is being furnished to B.M.J. shareholders as of the Record Date in connection with the solicitation of proxies by the B.M.J. Board for use at the Special Meeting to be held on February 18, 1997 or any adjournments thereof, in the Nottingham Ballroom at the Nottingham Fire Company, 200 Mercer Street, Hamilton Square, New Jersey, at 10:00 a.m., Eastern Time. The purpose of the Special Meeting is to consider and vote upon
(i) a proposal to approve the Merger Agreement and the transactions contemplated thereby, and (ii) a proposal to approve the Adjournment Proposal.


   The Board of Directors of B.M.J. has approved the Merger Agreement and unanimously recommends that B.M.J. shareholders vote FOR its approval. The Board of Directors of B.M.J. also recommends that B.M.J. shareholders vote FOR approval of the Adjournment Proposal.

                               SPECIAL MEETING

RECORD DATE; VOTE REQUIRED; REVOCABILITY OF PROXIES


   The securities to be voted at the Special Meeting consist of shares of B.M.J. Common, with each share entitling its owner to one vote on each proposal and on all other matters properly brought before the Special Meeting. B.M.J. had no other class of voting securities entitled to vote on the Merger Agreement or the Adjournment Proposal outstanding at the close of business on the Record Date. There were 1857 holders of record of B.M.J. Common and 7,520,608 shares of B.M.J. Common outstanding and eligible to be voted at the Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the enclosed proxy card, will be mailed to shareholders on or about January 16, 1997.

   The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the shares of B.M.J. Common outstanding on the Record Date will constitute a quorum for the transaction of business. By checking the appropriate box on the proxy card provided by the B.M.J. Board, a shareholder may vote "FOR" approval of the Merger Agreement, vote "AGAINST" approval of the Merger Agreement or "ABSTAIN". Under the New Jersey Business Corporation Act and B.M.J.'s Certificate of Incorporation and By-Laws, the approval of the Merger Agreement and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Special Meeting, provided a quorum is present, without regard to abstentions or broker non-votes as described below. Proxies voting against the Merger Agreement will not be used by the proxy holders to vote in favor of the Adjournment Proposal unless the shareholder has voted FOR approval of the Adjournment Proposal on the proxy card. The Special Meeting may be adjourned from time to time if necessary to obtain a quorum or to obtain the votes necessary to approve the Merger Agreement. The approval of the Merger Agreement by B.M.J. shareholders is a condition to the consummation of the Merger. See "THE MERGER-The Merger Agreement-Conditions to the Merger; Termination."

   If a quorum is not obtained, or if fewer shares of B.M.J. Common are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that, if a majority of the proxies voted with respect to the Adjournment Proposal have been voted in favor of the Adjournment Proposal, the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). As to other matters that may properly come before the Special Meeting, unless otherwise provided in the Certificate of Incorporation or By-laws of B.M.J. or by statute, the affirmative vote of a majority of votes cast on a matter at the Special Meeting is required to approve the matter.


   For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" or "against" a proposal are counted. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power under the applicable

NYSE rules), to the extent they may be provided by brokers, will not be counted as votes "for" or "against" for purposes of determining the number of votes cast and will not be treated as present for quorum purposes. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" for purposes of determining the number of votes cast.

   If the enclosed form of proxy is properly executed and returned to B.M.J. in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Merger Agreement and FOR the approval of the Adjournment Proposal, except that if a proxy is voted against the Merger Agreement and no instruction is given in connection with the Adjournment Proposal, the proxy will not be in favor of the Adjournment Proposal. Should any other matter properly come before the Special Meeting, the persons named as proxies in the accompanying proxy, acting by a plurality of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, the B.M.J. Board does not know of any matters other than those referred to in the Notice of Special Meeting of Shareholders to be presented for action at the Special Meeting.


   Shareholders who execute a proxy retain the right to revoke it at any time prior to its use. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Prior to the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of B.M.J., Donald W. James. During the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Special Meeting prior to the close of voting. A proxy will not be voted if a shareholder attends the Special Meeting and votes in person.

   If a B.M.J. shareholder is participating in B.M.J.'s Dividend Reinvestment and Stock Purchase Plan (the "B.M.J. Dividend Plan"), such shareholder will receive a single proxy covering both the shares of B.M.J. Common held by the B.M.J. shareholder in certificate form and the shares of B.M.J. Common held on behalf of such shareholder by the B.M.J. Dividend Plan Administrator in such shareholder's B.M.J. Dividend Plan account. If a proxy is not returned, shares of B.M.J. Common represented by the proxy, including any held under the B.M.J. Dividend Plan, will not be voted.

   Employees who hold B.M.J. Common through participation in B.M.J.'s Deferred Savings Plan ("B.M.J. Savings Plan") will receive a separate card for use in providing voting instructions to the Trustee of the B.M.J. Savings Plan. Full shares held by the B.M.J. Savings Plan will be voted by the Trustee in accordance with the instructions received from participants. The Trustee will not vote any participants' shares with respect to which instructions have not been received.

   If a person holding B.M.J. Common in street name wishes to vote such B.M.J. Common at the Special Meeting, the person must obtain from the nominee holding the B.M.J. Common in street name a properly executed "legal proxy" identifying the individual as a B.M.J. shareholder, authorizing the B.M.J. shareholder to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.


   The cost of soliciting proxies will be borne by B.M.J. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of B.M.J., who will not be specially compensated for such solicitation activities. Arrangements will also be made by B.M.J. to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. B.M.J. has retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $4,500 plus fees for direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

                           SELECTED FINANCIAL DATA

   The tables below set forth selected historical financial information for Summit and B.M.J. for each of the five years in the period ended December 31, 1995 and the nine month periods ended September 30, 1996 and 1995. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Summit and B.M.J., including the respective notes thereto, and management's discussions and analysis of financial condition and results of operations contained in the respective Form 10-K's and Form 10-Q's of Summit and B.M.J., which are incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for Summit and B.M.J. for the nine month periods ended September 30, 1996 and 1995 reflect, in the opinion of the managements of Summit and B.M.J., respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Summit and B.M.J. for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

   The table setting forth selected pro forma combined financial information gives effect to the Merger under the pooling-of-interests method of accounting. For a description of the pooling-of-interests accounting method with respect to the Merger, see "THE MERGER--Accounting Treatment." The pro forma financial information is prepared based on the Exchange Ratio in the Merger of 0.56 shares of Summit Common for each share of B.M.J. Common. The pro forma condensed combined financial information does not purport to be indicative of the combined financial position or results of operations for future periods or indicative of the results that actually would have been realized had the entities been a single entity during the periods reflected in the table.

SUMMIT BANCORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                              At or For the Period Ended
                                    September 30,                        At or For the Year Ended December 31,
                              --------------------------- ---------------------------------------------------------------------
                                  1996          1995          1995          1994          1993          1992          1991
                              ------------- ------------- ------------- ------------- ------------- ------------- -------------
Summary of Operations:
Interest income  ............ $ 1,160,312   $ 1,114,564   $ 1,495,617   $ 1,302,800   $ 1,236,658   $ 1,341,504   $ 1,562,393
Interest expense  ...........     477,289       467,884       626,376       475,973       456,797       594,757       882,605
Net interest income  ........     683,023       646,680       869,241       826,827       779,861       746,747       679,788
Provision for loan losses  ..      46,500        52,350        71,850        91,995       112,885       165,553       192,417
Securities gains  ...........       2,514         6,815         8,606         2,232         9,579        19,195        13,366
Net income  .................     147,103       177,714       242,870       154,550       133,142        90,275        46,496
Net income per share  .......        1.56          2.04          2.77          1.80          1.57          1.13          0.60
Cash dividends declared per
  share .....................        1.00          0.87          1.19          0.94          0.69          0.60          0.60
Average common shares
  outstanding ...............      93,304        86,141        86,674        84,381        82,712        77,499        72,496

Balance Sheet Data:
Total assets  ............... $22,388,229   $21,149,787   $21,536,935   $20,894,815   $19,139,498   $19,204,120   $18,636,270
Securities  .................   5,718,024     5,714,550     5,483,782     5,958,121     5,499,597     5,219,940     4,698,365
Loans  ......................  14,817,455    13,730,520    14,019,574    13,105,179    11,881,426    11,972,053    12,145,189
Total deposits  .............  18,309,952    17,513,124    17,955,103    16,977,109    16,164,226    16,462,089    15,790,487
Long-term debt  .............     391,777       475,530       424,862       544,936       467,501       364,762       270,044
Shareholders' equity  .......   1,837,852     1,745,997     1,802,316     1,533,717     1,456,527     1,356,744     1,173,160
Book value per common share         19.59         19.36         19.89         17.45         16.89         15.93         15.35

B.M.J. FINANCIAL CORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        At or For the Period
                                                Ended
                                            September 30,                 At or For the Year Ended December 31,
                                        ----------------------  ----------------------------------------------------------
                                          1996        1995        1995        1994        1993        1992        1991
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Summary of Operations:
Interest income  .....................  $ 35,497    $ 30,634    $ 41,603    $ 38,444    $ 41,389    $ 52,579    $ 70,556
Interest expense  ....................    12,729       9,612      13,368      10,222      13,540      22,101      40,642
Net interest income  .................    22,768      21,022      28,235      28,222      27,849      30,478      29,914
Provision for loan losses  ...........        95          --      (2,000)         --         840      12,217      18,596
Securities gains  ....................        --          --          --          --         690       3,155       1,084
Net income (loss)  ...................     6,783       5,722       8,314      12,507        (890)     (6,963)     (6,717)
Net income (loss) per share (1)  .....      0.88        0.74        1.07        1.60       (0.13)      (1.63)      (1.60)
Cash dividends declared per share  ...     0.375        0.15       0.225          --          --          --        0.30
Average common shares outstanding (1)      7,705       7,911       7,910       7,884       6,920       4,271       4,199

Balance Sheet Data:
Total assets  ........................  $655,222    $565,939    $588,710    $538,432    $625,302    $653,556    $778,126
Securities  ..........................   175,836     107,344     147,123     121,895     168,002     173,307     183,265
Loans  ...............................   436,420     381,207     399,364     357,415     386,478     420,152     542,596
Total deposits  ......................   537,190     478,242     485,011     463,574     566,875     606,043     725,282
Long-term debt  ......................    12,347       3,740       8,686       2,700       4,813       4,880       4,880
Shareholders' equity  ................    66,322      63,133      65,622      58,346      45,398      32,500      38,688
Book value per common share  .........      8.83        8.30        8.62        7.68        6.01        7.45        9.15


SUMMIT AND B.M.J. PRO FORMA COMBINED
SUMMARY OF SELECTED FINANCIAL DATA (2)
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                              At or For the Period Ended
                                    September 30,                        At or For the Year Ended December 31,
                              --------------------------- ---------------------------------------------------------------------
                                  1996          1995          1995          1994          1993          1992          1991
                              ------------- ------------- ------------- ------------- ------------- ------------- -------------
Summary of Operations:
Interest income  ............ $ 1,195,809   $ 1,145,198   $ 1,537,220   $ 1,341,244   $ 1,278,047   $ 1,394,083   $ 1,632,949
Interest expense  ...........     490,018       477,496       639,744       486,195       470,337       616,858       923,247
Net interest income  ........     705,791       667,702       897,476       855,049       807,710       777,225       709,702
Provision for loan losses  ..      46,595        52,350        69,850        91,995       113,725       177,770       211,013
Securities gains  ...........       2,514         6,815         8,606         2,232        10,269        22,350        14,450
Net income  .................     153,886       183,436       251,184       167,057       132,252        83,312        39,779
Net income per share (3)  ...        1.56          2.01          2.74          1.85          1.49          1.00          0.49
Cash dividends declared per
  share .....................        1.00          0.87          1.19          0.94          0.69          0.60          0.60
Average common shares
  outstanding ...............      97,363        90,240        90,770        88,516        86,584        79,891        74,847

Balance Sheet Data (4):
Total assets  ............... $23,036,019   $21,711,094   $22,121,249   $21,430,519   $19,764,600   $19,857,676   $19,414,396
Investment securities  ......   5,886,428     5,817,262     5,626,509     6,077,288     5,667,399     5,393,247     4,881,630
Loans  ......................  15,253,875    14,111,727    14,418,938    13,462,594    12,267,904    12,392,205    12,687,785
Total deposits  .............  18,847,142    17,991,366    18,440,114    17,440,683    16,731,101    17,068,132    16,515,769
Long-term debt  .............     404,124       479,270       433,548       547,636       472,314       369,642       274,924
Shareholders' equity  .......   1,885,586     1,804,990     1,863,952     1,589,462     1,501,723     1,389,244     1,211,848
Book value per common share         19.27         19.14         19.68         17.27         16.60         15.85         15.38

------
1.) Net income per share and average common shares outstanding assume full dilution.


2.) The selected pro forma combined financial information does not include the impact of Summit's acquisition of Central Jersey. At September 30, 1996, Central Jersey had total assets of $464.5 million. This transaction, accounted for as a purchase, closed on December 7, 1996. The impact of this acquisition is not material to the pro forma combined financial information.

3.) Pro forma combined net income per common share was computed based on pro forma combined net income less preferred dividends divided by the weighted average number of shares outstanding during the period. Common stock equivalents are not included in the pro forma calculation as they are not material.


4.) Balance sheet data as of September 30, 1996 give effect for anticipated expenses and merger-related charges relating to the Merger but do not reflect estimated expense savings and revenue enhancements anticipated to result from the Merger.

                      MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY

   Summit Common is listed and traded on the NYSE and is quoted under the symbol "SUB" and B.M.J. Common is listed and traded on the Nasdaq under the symbol "BMJF". The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common and B.M.J. Common, as reported in published financial sources, and quarterly dividends declared per share of Summit Common and B.M.J. Common.


   Where necessary, sale prices shown in the table below have been rounded to the nearest cent. All sale prices and dividends shown below with respect to B.M.J. Common have been adjusted for stock splits and stock dividends declared per share.

                                    Summit Common                        B.M.J. Common
                         ----------------------------------   ----------------------------------
                              Sale Prices                          Sale Prices
                         --------------------    -----------  --------------------
                                                 Dividends                            Dividends
                            High       Low       Per Share      High        Low       Per Share
                          --------   --------    -----------   --------   --------   -----------
1993
First Quarter  ........    $29.38     $22.50       $ 0.16      $ 9.25      $ 6.75       --
Second Quarter  .......     29.25      21.63         0.16        8.25        6.50       --
Third Quarter  ........     33.25      24.25         0.16        8.75        6.75       --
Fourth Quarter  .......     30.25      23.38         0.21        9.00        7.75       --

1994
First Quarter  ........     28.63      23.50         0.21       10.25        8.00       --
Second Quarter  .......     29.25      25.50         0.21       11.75        9.25       --
Third Quarter  ........     29.13      26.13         0.26       13.00       11.00       --
Fourth Quarter  .......     27.13      22.50         0.26       12.25        9.75       --

1995
First Quarter  ........     28.75      24.13         0.29       13.50       10.75      $ 0.05
Second Quarter  .......     30.75      27.13         0.29       13.63       12.25        0.05
Third Quarter  ........     37.25      30.00         0.29       16.75       13.00        0.05
Fourth Quarter  .......     35.75      31.50         0.32       16.38       13.75        0.075

1996
First Quarter  ........     40.13      34.38         0.32       14.25       12.88        0.075
Second Quarter  .......     39.50      34.00         0.32       13.75       12.75        0.10
Third Quarter  ........     41.13      32.63         0.36       22.25       13.13        0.20
Fourth Quarter  .......     45.13      39.50         0.36       25.00       21.75        0.20

1997
First Quarter
(through January 8,
  1997) ...............     44.13      42.75        --          25.00       22.75       --

   On August 28, 1996, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of a share of Summit Common was $38.88 and the last sale price of a share of B.M.J. Common was $14.00. On January 8, 1997, the last sale price of Summit Common was $43.75 and the last sale price of B.M.J. Common was $24.50. B.M.J. shareholders are urged to obtain current market quotations.


   No assurance can be given as to what the market price of Summit Common will be if and when the Merger is consummated. Because the Exchange Ratio is fixed and because the market price of Summit Common is subject to fluctuation, the value of the shares of Summit Common that holders of B.M.J. Common will receive in the Merger may increase or decrease prior to and following the Merger. B.M.J.

SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND B.M.J. COMMON. In addition, past dividends paid in respect of Summit Common and B.M.J. Common are not necessarily indicative of future dividends which may be declared and paid. No assurance can be given concerning dividends to be declared and paid in respect of Summit Common and B.M.J. Common before or after the Effective Time.


COORDINATION AND DETERMINATION OF DIVIDENDS UNDER MERGER AGREEMENT


   In order to ensure that B.M.J. shareholders would be paid at least one but no more than one regular dividend in the calendar quarter in which the Merger is consummated, B.M.J. agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the Merger Agreement, B.M.J. may declare a quarterly dividend up to $.10 per share or an amount equal to the quarterly dividend rate most recently (as of such date) declared by Summit multiplied by the Exchange Ratio.


DIVIDEND LIMITATIONS

   The bank subsidiaries of Summit are restricted by law in the amount of dividends they may pay to Summit. In addition, Summit is restricted by certain debt agreements in the amount of dividends it may pay to its shareholders. Assuming the Merger were effective at September 30, 1996, the amount that would have been available on that date for dividend payments to holders of Summit Common was approximately $280.4 million.

                           PROPOSAL I -- THE MERGER

   The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL


   The Merger Agreement provides for the merger of B.M.J. with and into Summit, with Summit being the surviving corporation ("Surviving Corporation"). Upon consummation of the Merger, each outstanding share of B.M.J. Common other than (i) shares of B.M.J. Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of debts previously contracted), if any, and (ii) shares of B.M.J. Common held in the treasury of B.M.J., if any, will be converted into and represent the right to receive the Merger Consideration.


CLOSING AND EFFECTIVE TIME


   The Merger Agreement provides that, unless otherwise agreed and assuming all conditions to closing have been satisfied or waived, the closing of the Merger ("Closing") will be held on the date designated by Summit on at least five business days notice ("Closing Notice") given to B.M.J. The date for the Closing designated by Summit may not be later than 45 business days after the last to occur of the following: (1) if the transactions contemplated by the Merger Agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgement of Summit and B.M.J., to the consummation of the transactions contemplated by the Merger Agreement or such prior date as Summit and B.M.J. shall elect, whether or not such proceedings have been brought to a conclusion; or (2) the date on which all Required Approvals are received and any required waiting periods have expired.

   If the Merger Agreement is approved by the requisite vote of B.M.J. shareholders, all other conditions of the Merger are satisfied or waived and the Closing is held, the Merger will become effective at the date and time specified in the Certificate of Merger which is required by the Merger Agreement to be filed with the Office of the Secretary of State of the State of New Jersey no later than one business day following the date on which the closing of the Merger occurs ("Closing Date"). If the Merger Agreement is approved by B.M.J. shareholders on the scheduled date of the Special Meeting, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the first calendar quarter of 1997. The Merger Agreement may be terminated by either party if, among other things, the Closing fails to occur on or before June 30, 1997, but a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the Merger Agreement to be performed or observed by it on or before the Closing Date. See "THE MERGER -- The Merger Agreement -- Conditions to the Merger; Termination."


CONVERSION OF B.M.J. COMMON


   Upon consummation of the Merger, the outstanding shares of B.M.J. Common held at the Effective Time by each shareholder of B.M.J. at the Effective Time, other than shares of Summit Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of debts previously contracted), if any, and shares of B.M.J. Common held in the treasury of B.M.J., if any, will be converted into Summit Common at the Summit Common to B.M.J. Common Exchange Ratio of .56 and represent the right of the particular shareholder to receive the whole shares of Summit Common resulting from the conversion and, in lieu of any fractional share of Summit Common resulting from the conversion, a Cash in Lieu Amount equal to the fraction of a whole share represented by the fractional share multiplied by the closing price of a share of Summit Common on the NYSE-Composite Transactions List on the last trading prior to the Effective Time. The Exchange Ratio is subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.

EXCHANGE OF B.M.J. CERTIFICATES


   Prior to the Effective Time, Summit will appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to B.M.J. as the Exchange Agent. As promptly as practicable after the Effective Time, but in no event more than 10 days after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding B.M.J. Common as of the Effective Time, Summit will cause the Exchange Agent to send to each B.M.J. shareholder a letter of transmittal and instructions for exchanging their B.M.J. Certificates for a Summit Certificate and, if entitled thereto, a check representing a Cash In Lieu Amount.

   To effect a proper surrender and exchange of B.M.J. Certificates, all B.M.J. Certificates held by a particular B.M.J. shareholder must be surrendered to the Exchange Agent by such shareholder with properly executed and completed letters of transmittal. Until a B.M.J. shareholder has properly surrendered B.M.J. Certificates, Summit may, at its option, refuse to pay to such holder dividends or other distributions, if any, payable to holders of Summit Common; provided, however, that, upon proper surrender and exchange of B.M.J. Certificates, there will be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of B.M.J. Common will be effected on the stock transfer books of B.M.J. at and after the Effective Time.


   The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

   Neither certificates for fractions of shares of Summit Common nor scrip certificates for such fractions will be issued, and holders of B.M.J. Certificates who would otherwise be entitled to receive fractions of shares of Summit Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of Summit Common would possess in respect of such full share, and will receive, in lieu thereof, the Cash In Lieu Amount.


   If more than one B.M.J. Certificate is surrendered for the same B.M.J. shareholder account, the number of whole shares of Summit Common for which a Summit Certificate will be issued to the owner of such account pursuant to the Merger Agreement will be computed on the basis of the aggregate number of shares of B.M.J. Common represented by the B.M.J. Certificates so surrendered.


   B.M.J. shareholders should not surrender their B.M.J. Certificates for exchange until a letter of transmittal, instructions and other exchange materials are received from the Exchange Agent. However, B.M.J. shareholders are urged to notify Registrar and Transfer Company now, at (908) 272-8511 if their B.M.J. Certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of issuing replacement B.M.J. Certificates.

CONVERSION OF STOCK AWARD PLAN OPTIONS


   Each Original Award Plan Option granted pursuant to the B.M.J. Stock Award Plans which is outstanding and unexercised at the Effective Time, whether or not exercisable immediately prior to the Effective Time, will be converted automatically at the Effective Time into an exercisable New Award Plan Option. Subject to the adjustment described below, each New Award Plan Option will continue to be governed by the terms of the B.M.J. Stock Award Plan under which the corresponding Original Award Plan Option was granted and the stock option agreement by which it was evidenced, including terms and provisions administering exercises. In each case, (i) the number of shares of Summit Common subject to the New Award Plan Option will be equal to the number of shares of Summit Common which would have been issued in the Merger if the shares of B.M.J. Common subject to that option were issued and outstanding immediately prior to the Effective Time, rounded down to the next lower full share, and (ii) the exercise price per share of Summit Common subject to the New Award Plan Option will be equal to the exercise price per share of B.M.J. Common subject to the Original Award Plan Option so converted divided by the Exchange Ratio.


   Within 30 days after the receipt by Summit of an accurate and complete list of all holders of B.M.J. options, Summit will issue to each holder of New Award Plan Options, upon receipt and cancellation of all agreements under which Original Award Plan Options were issued to such holder, appropriate instruments confirming the conversion described above; provided, however, that Summit will not be obligated to issue such confirming instruments or any shares of Summit Common issuable upon exercise of a New Award Plan Option until the shares of Summit Common issuable upon exercise of the New Award Plan Options have been registered with the Commission and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which Summit will use its best efforts to effect within 30 days after B.M.J. shall have delivered to Summit the above mentioned option-holder list.

RECOMMENDATION OF B.M.J. BOARD

   THE MERGER AGREEMENT HAS BEEN APPROVED BY THE B.M.J. BOARD. THE B.M.J. BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF B.M.J.
SHAREHOLDERS. THE B.M.J. BOARD UNANIMOUSLY RECOMMENDS THAT B.M.J.
SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

BACKGROUND


   The Board of Directors of B.M.J. has observed the consolidation taking place among banks and thrift institutions in the nation in general, and in New Jersey in particular, over the past two years. Over this same period, the level and nature of bank and thrift institution merger and acquisition activity in New Jersey significantly impacted the banking marketplace and the competitive environment in which B.M.J. operates. In 1995, for example, fifteen transactions were announced regarding the acquisition of banks and thrift institutions in New Jersey involving the acquisition of over $58 billion in total assets. The Board of Directors of B.M.J. observed further the merger premiums being paid by acquirers and assessed the impact of consolidation of B.M.J.'s marketplace and its competitive position.

   The Board of Directors periodically evaluates the strategic and competitive position of B.M.J., its near-term and longer-term business prospects, its management resources and performance, and the strategic options and opportunities available to B.M.J. In light of its changing marketplace and competitive position, B.M.J. retained Bear Stearns in May 1995 to assist it in a review of the operations and financial position of the company and to advise the B.M.J. Board on how it might best attempt to maximize shareholder value.


   In June, 1995 representatives from Bear Stearns recommended to the Executive Committee of B.M.J.'s Board of Directors (the "Executive Committee") that an appropriate business combination could be the best way to maximize shareholder value and otherwise enable the B.M.J. Board to fulfill its fiduciary obligations. The Executive Committee subsequently discussed several strategic alternatives with the full B.M.J. Board, including various forms of business combination. The Board of Directors reviewed B.M.J. management's internal business plans and the merger premiums then being obtained for bank and thrift institution stocks in other transactions, and considered the possibility that B.M.J.'s shareholders could receive more value through a merger than they would receive if B.M.J. remained as an independent institution, even if management were able to meet its goals for operating the company independently.


   Upon review of the Bear Stearns analysis presented in June, 1995, and in connection with the Board of Director's assessment of the continuing trend of consolidation in the banking industry, the further concentration of market share and consolidation of operations by larger regional banking companies, the Board of Directors of B.M.J. decided to take steps to address these challenges while enhancing shareholder value. After discussing the issue at some length, the B.M.J. Board unanimously agreed that some form of business combination indeed might be the best way to maximize shareholder value and otherwise enable the B.M.J. Board to successfully fulfill its fiduciary obligations.


   Accordingly, on June 21, 1995 the B.M.J. Board authorized management and the Executive Committee to explore potential business combinations as well as other alternatives such as remaining independent or pursuing acquisitions by B.M.J. B.M.J.'s Board of Directors considered some of the advantages that could be derived from a business combination, including greater shareholder liquidity, increased market recognition, additional product offerings and consolidation of administrative functions. Over the course of the summer and early fall of 1995 Bear Stearns contacted a number of financial institutions which it believed might have an interest in a business combination with B.M.J., and confidential information was exchanged and potential business combinations were explored with at least six institutions, including Summit, but never brought to successful conclusion, oftentimes because a potential acquiror of B.M.J. was itself acquired before a business combination with B.M.J. could be agreed to, or a potential acquiror was involved in another business combination and was not willing to explore a business combination with B.M.J. at that time. After several failed attempts to conclude some form of business combination, in January, 1996 the B.M.J. Board decided to return to the course of remaining independent for the foreseeable future, without foreclosing the opportunity to participate in the right business combination if, contrary to then current expectations, one were to appear feasible at some later point.

   The Summit offer is the result of discussions that Edwin W. Townsend, Chairman of B.M.J.'s Board of Directors, and Jerome Walther, a member of B.M.J.'s Board of Directors' Executive Committee, had with representatives of Summit in July and August of 1996, in response to Summit's initiative in early July. Mr. Townsend later reviewed this matter with the other members of the Executive Committee (Messrs. Elias, Kohn and Monaghan) in mid to late August. During several days in late August, representatives of B.M.J. and Summit and their financial and legal advisors engaged in negotiations concerning the terms of a transaction and a proposed definitive merger agreement.


   Towards the end of August, the B.M.J. Board, together with Bear Stearns and B.M.J.'s legal counsel, Covington & Burling, met to discuss the proposed definitive merger agreement. At that meeting, Bear Stearns gave the B.M.J. Board its opinion that the consideration to be received by the shareholders of B.M.J. from Summit was fair from a financial point of view. After extensive discussion, the B.M.J. Board voted to approve the Merger Agreement.

REASONS FOR THE MERGER


   B.M.J. The B.M.J. Board believes that the Merger is in the best interests of B.M.J. and its shareholders. Accordingly, the B.M.J. Board has unanimously adopted the Merger Agreement. The B.M.J. Board therefore unanimously recommends that B.M.J. shareholders vote "For" the approval of the Merger Agreement.


   In reaching its determination that the Merger is in the best interest of B.M.J. and its shareholders, the B.M.J. Board considered a number of factors both from a short-term and long-term perspective, including, without limitation, the following:

   (i) B.M.J. Board's familiarity with and review of B.M.J.'s business, operations, financial condition, earnings and prospects and the financial condition, operating results and future prospects of Summit;

   (ii) the immediate and potential long term financial benefits to B.M.J. shareholders inherent in the Merger, including the Merger Consideration, an increased dividend rate and the benefits related to enhanced liquidity and marketability of Summit's stock;

   (iii) the current and prospective economic environment and competitive and regulatory constraints facing financial institutions;


   (iv) the limited opportunities for growth and leveraging of B.M.J.'s capital, and the opportunity for B.M.J. shareholders to participate in the future growth of Summit;


   (v) the ability to generate an acceptable return on equity without taking undue risk;

   (vi) B.M.J. Board's review, based in part on presentations by Bear Stearns and the due diligence reviews by the Executive Committee, as well as its financial and legal advisors, of the business, operations, financial condition, earnings and prospects of Summit;


   (vii) the advice of Bear Stearns that a business combination with, and the acquisition proposal by, Summit were fair to B.M.J. shareholders from a financial point of view;

   (viii) B.M.J. Board's evaluation of the risks associated with consummation of the Merger, including, among other, the risks associated with obtaining all necessary regulatory approvals without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the Merger Agreement and compliance with which would materially adversely affect the reasonably anticipated benefits of the transaction to Summit;

   (ix) the terms and conditions of the Merger Agreement, Stock Option Agreement and the other documents executed in connection with the Merger, including the ability to terminate the Merger if certain conditions are not met at Closing; and

   (x) the expectation that the Merger will generally be a tax-free transaction to B.M.J. and its shareholders. See "THE MERGER -- Certain Federal Income Tax Consequences.

   In view of the variety of factors considered in connection with its evaluation of the Merger, the B.M.J. Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

   THE B.M.J. BOARD UNANIMOUSLY RECOMMENDS THAT B.M.J. SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Summit. The Summit Board believes the Merger will enhance Summit's retail franchise and competitive position in key market areas.

OPINION OF B.M.J.'S FINANCIAL ADVISOR

   B.M.J. retained Bear Stearns by letter agreement dated May 2, 1995, to act as financial advisor in connection with any acquisition of B.M.J. and to render its opinion to the B.M.J. Board as to the fairness of such a transaction, from a financial point of view, to the shareholders of B.M.J. Bear Stearns is an internationally recognized investment banking firm and was selected by B.M.J. because of Bear Stearns' experience and expertise in mergers and acquisitions and in investment banking and its knowledge of the banking industry, and because of Bear Stearns' familiarity with B.M.J.'s business arising out of its prior role as investment banker to B.M.J. No limitations were imposed by the B.M.J. Board or B.M.J. upon Bear Stearns with respect to the investigations made or the procedures followed by it in rendering its opinion. On August 28, 1996, Bear Stearns advised B.M.J.'s Board of Directors that the Exchange Ratio was fair, from a financial point of view, to the shareholders of B.M.J. Bear Stearns confirmed its opinion in writing as of the date of this Proxy Statement-Prospectus (such opinion, as updated on the date hereof, being referred to herein as the "Bear Stearns Fairness Opinion").

   The full text of the Bear Stearns Fairness Opinion dated the date hereof, which sets forth certain assumptions made, matters considered, and limitations on the reviews undertaken, is attached hereto as Appendix B and is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement-Prospectus. The summary of the Bear Stearns Fairness Opinion set forth herein is qualified in its entirety by reference to the opinion.

   The Bear Stearns Fairness Opinion is directed only to the fairness of the Exchange Ratio, from a financial point of view, to B.M.J.'s shareholders and does not constitute a recommendation to any B.M.J. shareholder as to how such shareholder should vote at the B.M.J. Meeting.

   Although Bear Stearns evaluated the financial terms of the Merger, Bear Stearns did not recommend the specific consideration to be paid to the B.M.J. shareholders. The consideration to be received by the B.M.J. shareholders was determined by negotiations between representatives of B.M.J. and Summit. Each holder of B.M.J. Common Stock will receive .56 shares of Summit Common Stock for each share of B.M.J. Common Stock. Based upon Summit's closing stock price of $38.25 on August 27, 1996, the last trading day prior to the presentation to B.M.J.'s Board of Directors, Bear Stearns calculated an acquisition price per share of B.M.J. Common Stock of $21.42 (the "Per Share Calculation").


   In connection with its rendering of its opinion, Bear Stearns, among other things: (i) reviewed the Proxy Statement-Prospectus in substantially the form to be sent to shareholders, including a copy of the Merger Agreement; (ii) reviewed B.M.J.'s Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 through 1995, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996; (iii) reviewed Summit's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996; (iv) reviewed certain operating and financial information, including projections, provided to Bear Stearns by management relating to B.M.J.'s business and prospects; (v) reviewed certain operating and financial information provided to Bear Stearns by management relating to Summit's business and prospects; (vi) met with certain members of B.M.J.'s and Summit's senior management to discuss its operations, historical financial statements and future prospects; (vii) visited B.M.J.'s facilities in Bordentown, New Jersey and Summit's facilities in Princeton, New Jersey;
(viii) reviewed the historical prices and trading volumes of the common shares of B.M.J. and Summit; (ix) reviewed publicly available financial data and stock market performance data of companies which Bear Stearns deemed generally comparable to B.M.J. and Summit; (x) reviewed the terms of recent acquisitions of companies which Bear Stearns deemed generally comparable to the Merger; and (xi) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.


   In conducting its review and arriving at and updating the Bear Stearns Fairness Opinion, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information regarding B.M.J. and Summit provided to Bear Stearns by B.M.J. and Summit or publicly available, and Bear Stearns did not independently verify such information. With respect to B.M.J.'s projected financial results, Bear Stearns assumed that such results have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of B.M.J. as to the expected future performance of B.M.J. Bear Stearns did not assume any responsibility for the information or projections provided to Bear Stearns and further relied upon the assurances of the managements of B.M.J. and Summit that they were unaware of any facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of B.M.J. or Summit.

   The following is a summary of the analyses performed by Bear Stearns in connection with its opinion rendered on August 28, 1996 (which are substantially the same types of analyses performed by Bear Stearns in connection with the updated Bear Stearns Fairness Opinion):

   Financial Statement Review of Summit: Bear Stearns reviewed Summit's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 1996, and calculated growth rates for various balance sheet and income statement line items. Net income before extraordinary items increased 37.4% from the year ended December 31, 1992 to December 31, 1993, 26.0% from the year ended December 31, 1993 to December 31, 1994, and 55.4% from the year ended December 31, 1994 to December 31, 1995. For the six months ended June 30, 1996, net income before extraordinary items increased by 25.6% as compared to the six months ended June 30, 1995. Return on average assets increased from 0.70% for the year ended December 31, 1993 to 1.16% for the year ended December 31, 1995.

   Review of Companies Comparable to Summit: Bear Stearns performed an analysis of Summit's financial performance and stock market trading data by comparing the stock price to book value, stock price to tangible book value, stock price to latest twelve months earnings per share ("LTM EPS"), and stock price to estimated 1996 earnings per share ("EPS") (based on First Call and IBES estimates) of Summit to sixteen publicly traded commercial banks with total assets between $15 billion and $40 billion (the "Summit Peer Group").

   The Summit Peer Group included: AmSouth Bancorporation; BanPonce Corporation; Crestar Financial Corporation; Comerica Incorporated; First Bank System, Inc., Fifth Third Bancorp; First of America Bank Corporation; Firstar Corporation; Huntington Bancshares Incorporated; Mercantile Bancorporation Inc.; Northern Trust Corporation; Regions Financial Corporation; Southern National Corporation; SouthTrust Corporation; UnionBanCal Corporation; and U.S. Bancorp.

   Bear Stearns compared the multiples of stock price to book value, stock price to tangible book value, stock price to LTM EPS, and stock price to estimated 1996 EPS of Summit to the respective medians of these multiples for the Summit Peer Group. Using closing stock prices from August 27, 1996, and financial statements as of June 30, 1996, Bear Stearns calculated (i) a stock price to book value multiple for Summit of 1.97 times, as compared to a median of 2.00 times for the Summit Peer Group, (ii) a stock price to tangible book multiple of 2.10 times for Summit as compared to a median of
2.13 times for the Summit Peer Group, (iii) a stock price to LTM EPS multiple for Summit of 12.8 times (excluding a restructuring charge incurred in the first quarter of 1996) as compared to a median of 12.4 times for the Summit Peer Group, and (iv) a stock price to estimated 1996 EPS multiple of 11.7 times for Summit as compared to a median of 11.7 times for the Summit Peer Group.

   Review of Companies Comparable to B.M.J.: Bear Stearns performed an analysis of B.M.J.'s financial performance and stock market trading data by comparing the stock price to book value, stock price to tangible book value, stock price to latest twelve months earnings per share ("LTM EPS"), and stock price to estimated 1996 earnings per share ("EPS") (based on projections from B.M.J. management) of B.M.J. to the following three peer groups: (i) seven banks in New Jersey with total assets between $300 million and $1.5 billion (the "B.M.J. New Jersey Peer Group"), (ii) 28 Mid-Atlantic banks with total assets between $400 million and $1.1 billion (the "B.M.J. Mid-Atlantic Peer Group"), and (iii) 32 nationwide banks with total assets between $400 million and $1.1 billion, return on average assets before extraordinary items of greater than 1.25%, and a ratio of tangible equity to assets of greater than 9% (the "B.M.J. Nationwide Peer Group").

   The B.M.J. New Jersey Peer Group included: United National Bancorp; Broad National Bancorporation; Interchange Financial Services Corporation; Vista Bancorp, Inc.; Yardville National Bancorp; Center Bancorp, Inc.; and Independence Bancorp, Inc.

   The B.M.J. Mid-Atlantic Peer Group included: Commercial Bank of New York; Merchants New York Bancorp, Inc.; Omega Financial Corporation; United National Bancorp; Harleysville National Corporation; JeffBanks, Inc.; Evergreen Bancorp, Inc.; Sandy Spring Bancorp, Inc.; Mason-Dixon Bancshares, Inc.; Suffolk Bancorp; Sterling Bancorp; F & M Bancorp; Southwest National Corporation; FCNB Corp; Arrow Financial Corporation; Hudson Chartered Bancorp, Inc.; Keystone Heritage Group, Inc.; CNB Financial Corp.; Tompkins County Trustco, Inc.; State Bancorp, Inc.; Broad National Bancorporation; First United Corporation; Interchange Financial Services Corporation; Vista Bancorp, Inc.; Yardville National Bancorp; Center Bancorp, Inc.; First of Long Island Corporation; and FNB Rochester Corp.

   The B.M.J. Nationwide Peer Group included: Omega Financial Corporation; National City Bancshares, Inc.; Harleysville National Corporation; Farmers Capital Bank Corporation; CBT Corporation; Simmons First National Corporation; National City Bancorporation; Old Second Bancorp, Inc.; Southwest National Corporation; Arrow Financial Corporation; First Merchants Corporation; Shoreline Financial Corporation; Horizon Bancorp, Inc.; Keystone Heritage Group, Inc.; Tompkins County Trustco, Inc.; ArgentBank; Washington Trust Bancorp, Inc.; West Coast Bancorp; Allied Bankshares, Inc.; First Charter Corporation; Citi-Bancshares, Inc.; First-Knox Banc Corp.; First United Corporation; BancFirst Ohio Corp.; Union Bankshares Corporation; Bank of Granite Corporation; Mountain Parks Financial Corp.; Pacific Bank, N.A.; Cass Commercial Corporation; First State Corporation; First of Long Island Corporation; and Northern States Financial Corporation.

   Bear Stearns compared the multiples of stock price to book value, stock price to tangible book value, stock price to LTM EPS, and stock price to estimated 1996 EPS of B.M.J. to the respective medians of these multiples for the B.M.J. New Jersey Peer Group, the B.M.J. Mid-Atlantic Peer Group, and the B.M.J. Nationwide Peer Group. Using closing stock prices from August 27, 1996 and financial statements as of June 30, 1996, Bear Stearns calculated (i) a stock price to book value multiple for B.M.J. of 1.55 times, as compared to a median of 1.36 times for the B.M.J. New Jersey Peer Group, 1.49 times for the B.M.J. Mid-Atlantic Peer Group. and 1.61 times for the B.M.J. Nationwide Peer Group, (ii) a stock price to tangible book value multiple of 1.59 times for B.M.J., as compared to a median of 1.44 times for the B.M.J. New Jersey Peer Group, 1.55 times for the B.M.J. Mid-Atlantic Peer Group, and 1.64 times for the B.M.J. Nationwide Peer Group, (iii) a stock price to LTM EPS multiple for B.M.J. of 10.6 times (12.3 times after adjusting for non-recurring items), as compared to a median of 10.3 times for the B.M.J. New Jersey Peer Group, 11.7 times for the B.M.J. Mid-Atlantic Peer Group, and 12.4 times for the B.M.J. Nationwide Peer Group, and (iv) a stock price to estimated 1996 EPS for B.M.J. of 10.7 times (based on projections from B.M.J. management), as compared to a median of 10.0 times for the B.M.J. New Jersey Peer Group, 10.7 times for the B.M.J. Mid-Atlantic Peer Group, and 12.1 times for the B.M.J. Nationwide Peer Group.

   Review of Mergers Comparable to the Merger: Bear Stearns performed an analysis of the Per Share Consideration offered to the B.M.J. shareholders in the Merger by comparing the multiples represented by such consideration to the book value, tangible book value, LTM EPS, premium over tangible book value to core deposits, and premium over market value two weeks before the merger announcement for B.M.J. to the respective multiples of the per share consideration received by shareholders in the following six subsets of publicly announced commercial bank acquisitions: (i) seventeen transactions valued at over $10 million since January 1, 1995 in which the seller was located in New Jersey (the "New Jersey Mergers"), (ii) four transactions valued at over $10 million since January 1, 1995 in which the seller was located in New Jersey and had a ratio of tangible equity to tangible assets of greater than 9% (the "New Jersey Well Capitalized Mergers"), (iii) seventeen transactions since January 1, 1995 in which the seller was located in a Mid-Atlantic state and the transaction value was between $25 million and $300 million (the "Mid-Atlantic Mergers"), (iv) four transactions since January 1, 1995 in which the seller was located in a Mid-Atlantic state and had a ratio of tangible assets to tangible equity of greater than 9% and the transaction value was between $25 million and $300 million (the "Mid-Atlantic Well Capitalized Mergers"), (v) fourteen nationwide transactions since January 1, 1995 valued between $100 million and $200 million (the "Nationwide Mergers"), and(vi) three nationwide transactions since January 1, 1995 valued between $100 million and $200 million in which the seller had a ratio of tangible equity to tangible assets of greater than 9% (the "Nationwide Well Capitalized Mergers").

   The New Jersey Mergers included (acquiror/acquiree): Susquehanna Bancshares, Inc./Farmers Banc Corporation; Susquehanna Bancshares, Inc./Atcorp Inc.; Collective Bancorp, Inc./Continental Bancorporation; Trenton Savings Bank, MHC/Burlington County Bank; Fleet Financial Group, Inc./National Westminster Bancorp; Fulton Financial Corporation/Gloucester County Bancshares, Inc.; Sovereign Bancorp/West Jersey Bancshares Inc; UJB Financial Corp./Summit Bancorporation; Hubco, Inc./Growth Financial Corp; UJB Financial Corp./Flemington National Bank & Trust; PNC Bank Corp./Midlantic Corporation; First Union Corporation/First Fidelity Bancorporation; Summit Bancorporation/Garden State Bancshares, Inc.; Meridian Bancorp, Inc./United Counties Bancorporation; PNC Bank Corp./Chemical New Jersey Holdings; Hubco, Inc./Urban National Bank; and United National Bancorp/New Era Bank.

   The New Jersey Well Capitalized Mergers included (acquiror/acquiree):
Susquehanna Bancshares, Inc./Farmers Banc Corporation; Hubco, Inc./Growth Financial Corp; PNC Bank Corp./Midlantic Corp; and Meridian Bancorp/United Counties Bancorporation.

   The Mid-Atlantic Mergers included (acquiror/acquiree): Hubco, Inc./Westport Bancorp. Inc.; Prime Bancorp, Inc./First Sterling Bancorp, Inc.; Collective Bancorp, Inc./Continental Bancorporation.; Hubco, Inc./Hometown Bancorporation, Inc.; F&M National Corporation/Allegiance Banc Corporation; Hubco, Inc./Lafayette American Bank and Trust Company; BT Financial Corporation/Moxham Bank Corporation; Fulton Financial Corporation/Gloucester County Bancshares, Inc.; North Fork Bancorporation, Inc./Extebank; Hubco, Inc./Growth Financial Corp; BT Financial Corporation/Huntington National Bank of Pennsylvania; UJB Financial Corp./Flemington National Bank & Trust; Keystone Financial, Inc./National American Bancorp, Inc.; Summit Bancorporation/Garden State Bancshares, Inc.; Bank of New York Company, Inc./Putnam Trust Company; Hubco, Inc./Urban National Bank; and Staten Island Savings Bank/Gateway Bancorp, Inc.

   The Mid-Atlantic Well Capitalized Mergers included (acquiror/acquiree):
Hubco, Inc./Growth Financial Corp; BT Financial Corporation/Huntington National Bank of Pennsylvania; Keystone Financial, Inc./National American Bancorp, Inc.; and Staten Island Savings Bank/Gateway Bancorp, Inc.

   The Nationwide Mergers included (acquiror/acquiree): Community First Bankshares, Inc./Mountain Parks Financial Corporation; Regions Financial Corporation/Allied Bankshares, Inc.; Taylor Investment Group/Cole Taylor Bank; ABN-AMRO Holding NV/Comerica Bank of Illinois; Hubco, Inc./Lafayette American Bank and Trust Company; Fort Wayne National Corporation/Valley Financial Services, Inc.; Peoples Heritage Financial Group/Bank of New Hampshire Corporation; Washington Mutual Inc./Western Bank; Huntington Banc-shares Incorporated/Peoples Bank of Lakeland; Union Planters Corporation/Capital Bancorporation, Inc.; Norwest Corporation/State National Bank; First Commerce Corporation/Central Corporation; Comerica Incorporated/Metrobank; and Bank of New York Company, Inc./Putnam Trust Company.

   The Nationwide Well Capitalized Mergers included (acquiror/acquiree):
Regions Financial Corporation/Allied Bankshares, Inc.; ABN-AMRO Holding NV/Comerica Bank of Illinois; and Huntington Bancshares Incorporated/Peoples Bank of Lakeland.

   Bear Stearns compared the multiples of the Per Share Consideration to B.M.J.'s book value, tangible book value, LTM EPS, premium over tangible book value to core deposits, and premium to the market value two weeks prior to the merger announcement to the respective medians of these multiples for the six transaction groups defined above. Bear Stearns calculated (i) an acquisition price to book value multiple for the Merger of 2.46 times, as compared to a median of 2.08 times for the New Jersey Mergers, 1.90 times for the New Jersey Well Capitalized Mergers, 2.16 times for the Mid-Atlantic Mergers, 1.80 times for the Mid-Atlantic Well Capitalized Mergers, 2.13 times for the Nationwide Mergers, and 2.01 times for the Nationwide Well Capitalized

Mergers, (ii) an acquisition price to tangible book value multiple for the Merger of 2.52 times, as compared to a median of 2.14 times for the New Jersey Mergers, 1.90 times for the New Jersey Well Capitalized Mergers, 2.16 times for the Mid-Atlantic Mergers, 1.80 times for the Mid-Atlantic Well Capitalized Mergers, 2.22 times for the Nationwide Mergers, and 2.12 times for the Nationwide Well Capitalized Mergers, (iii) an acquisition price to LTM EPS multiple for the Merger of 16.9 times (19.5 times after adjusting LTM EPS for non-recurring items), as compared to a median of 17.2 times for the New Jersey Mergers, 15.5 times for the New Jersey Well Capitalized Mergers,
19.3 times for the Mid-Atlantic Mergers, 18.4 times for the Mid-Atlantic Well Capitalized Mergers, 14.9 times for the Nationwide Mergers, and 16.6 times for the Nationwide Well Capitalized Mergers, (iv) a premium over tangible book value to core deposits for the Merger of 19.8%, as compared to a median of 12.5% for the New Jersey Mergers, 13.3% for the New Jersey Well Capitalized Mergers, 12.9% for the Mid-Atlantic Mergers, 14.4% for the Mid-Atlantic Well Capitalized Mergers, 13.0% for the Nationwide Mergers, and 19.0% for the Nationwide Well Capitalized Mergers, and (v) a premium to market value two weeks before the merger announcement for the Merger of 57%, as compared to a median of 31% for the New Jersey Mergers, 31% for the New Jersey Well Capitalized Mergers, 30% for the Mid-Atlantic Mergers, 17% for the Mid-Atlantic Well Capitalized Mergers, and 30% for the Nationwide Mergers.

   Stock Price Review: Bear Stearns reviewed the stock price and volume history of Summit from January 2, 1995 to August 26, 1996. Bear Stearns compared the trading prices of Summit Common Stock versus the S&P Regional Bank Index and an index comprised of the Summit Peer Group from January 2, 1995 to August 27, 1996. Bear Stearns also compared the trading prices of B.M.J. Common Stock versus the S&P Regional Bank Index and an index comprised of the B.M.J. New Jersey Peer Group for the same time period. The S&P Regional Bank Index included 22 major regional banks.

   Review of Relative Contribution: Bear Stearns determined the relative contribution of B.M.J. to Summit after giving pro forma effect to the Merger. Bear Stearns determined that B.M.J. shareholders would receive approximately 4.2% of pro forma ownership (on a fully diluted basis) of the combined company, while B.M.J. would contribute to the combined company approximately 2.8% of the assets, approximately 3.4% of the tangible equity, approximately 3.3% of the total equity, approximately 2.8% of the total deposits, approximately 3.5% of LTM net income, and approximately 2.9% of 1997 estimated net income.

   Bear Stearns' opinion on August 28, 1996, and the updated Bear Stearns Fairness Opinion were based solely upon the information available to it and economic, market, and other conditions as they existed as of the dates of such opinions; events occurring thereafter could materially affect the assumptions used in preparing the opinions.

   In connection with rendering its opinion on August 28, 1996, and the updated Bear Stearns Fairness Opinion, Bear Stearns performed a variety of financial analyses. The evaluation of the fairness, from a financial point of view, is a subjective one based on the experience and judgment of Bear Stearns, and not merely the result of mathematical analysis of financial data. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that considering portions of such analyses or certain of the factors considered by Bear Stearns without considering all such analyses and factors could create an incomplete view of the process underlying the opinion. In its analyses, Bear Stearns made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance, business and economic conditions and other matters, many of which are beyond Bear Stearns', B.M.J.'s and Summit's control. Any estimates contained in Bear Stearns' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. No company or transaction used in the above analyses as a comparison is identical to B.M.J., Summit or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The analyses performed by Bear Stearns are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Bear Stearns' analysis of the fairness of the Merger to B.M.J. shareholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Based upon these analyses, Bear Stearns has delivered its opinion that the Exchange Ratio is fair, from a financial point of view, to the shareholders of B.M.J.

   Fees: In a letter agreement dated May 2, 1995, B.M.J. retained Bear Stearns to act as financial advisor in connection with any acquisition of B.M.J. or any acquisition by B.M.J. If the Merger is consummated, then B.M.J. shall pay Bear Stearns, immediately upon such consummation, a cash fee equal to 1.00% of the total consideration paid by Summit (against which any opinion fee or advisory fee paid will be credited). Pursuant to such letter agreement, B.M.J. paid Bear Stearns annual fees of $20,000 beginning on May 2, 1995 and $250,000 at the time Bear Stearns informed the B.M.J. Board that Bear Stearns was prepared to render the opinion. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length merger and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger. In addition, B.M.J. has agreed to reimburse Bear Stearns for its reasonable out-of-pocket costs and expenses incurred in connection with the services rendered to B.M.J. pursuant to this letter agreement; these fees not to exceed more than $10,000 without the prior consent of B.M.J. B.M.J. also agreed to pay all reasonable fees and expenses of counsel retained by Bear Stearns, given the prior consent of B.M.J., such consent not to be unreasonably withheld. Pursuant to this letter agreement, B.M.J. has agreed to indemnify Bear Stearns, its affiliates and their respective partners, directors, officers, agents, consultants and employees and controlling persons against certain expenses and liabilities, including liabilities under the federal securities laws.


STOCK OPTION AGREEMENT

   As an inducement and condition to Summit's willingness to enter into the Merger Agreement, B.M.J. (as issuer) entered into the Merger Option Agreement with Summit (as grantee). Pursuant to the Merger Option Agreement, B.M.J. granted the B.M.J. Option to Summit. The B.M.J. Option is an option to purchase 1,490,000 shares of B.M.J. Common at a price per share equal to the last sale price of the B.M.J. Common on the Nasdaq National Market the trading day immediately preceding the date of the Merger Agreement, exercisable as described below. The purchase of any shares of B.M.J. Common pursuant to the B.M.J. Option is subject to compliance with applicable law.

   Unless Summit is in breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle B.M.J. to terminate the Merger Agreement, Summit may exercise the B.M.J. Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the B.M.J. Option will terminate upon the earliest to occur of certain events, including:

       (1) the time immediately prior to the Effective Time;
       (2) termination of the Merger Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Summit resulting from a breach thereof by B.M.J. which has not been cured or is not capable of being cured within the time allotted); or
       (3) 12 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below) or the termination of the Merger Agreement by Summit upon a breach by B.M.J. (unless the breach by B.M.J. giving rise to such right of termination is non-volitional).

   The term "Extension Event" shall mean the occurrence of certain events without Summit's prior written consent, including:

       (1) B.M.J., its Board of Directors or any of its subsidiaries taking certain actions (each an "Acquisition Transaction"), including recommending or entering into an agreement with any third party to effect
   (a) a merger, consolidation or similar transaction involving B.M.J. or any of its banking subsidiaries, (b) the purchase, lease, or other acquisition of 10 percent or more of the aggregate value of the assets or deposits of B.M.J. or any of its banking subsidiaries, (c) the purchase or other acquisition of securities representing 10 percent or more of the voting power of B.M.J. or any of its banking subsidiaries or (d) any substantially similar transaction, in each case except as otherwise permitted by the Merger Option Agreement;

       (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the aggregate voting power of B.M.J. or any of its banking subsidiaries;
       (3) any third party making a bona fide proposal to B.M.J. or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase 10 percent or more of the aggregate voting power of B.M.J. or any of its banking subsidiaries);
       (4) after a proposal by a third party to B.M.J. or its shareholders to engage in an Acquisition Transaction, B.M.J. breaches (without cure) any representation or covenant in the Merger Agreement which would entitle Summit to terminate the Merger Agreement;
       (5) any third party filing an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction;
       (6) any Purchase Event (as defined below).

   The term "Purchase Event" shall mean either of the following events or transactions:

       (1) any person other than Summit or a subsidiary of Summit acquiring beneficial ownership of 25 percent or more of the aggregate voting power of B.M.J. or any of its banking subsidiaries, except as otherwise permitted by the Merger Option Agreement; or
       (2) failure of the shareholders of B.M.J. to approve the Merger Agreement, failure of the B.M.J. Board of Directors to call a meeting for consideration of the Merger or cancellation of such a meeting, or B.M.J.'s Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of B.M.J.'s Board with respect to the Merger Agreement, in each case after an Extension Event; or
       (3) the occurrence of an Extension Event described in subparagraph (1) of the definition of "Extension Event" above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

   Upon the occurrence of certain events set forth in the Merger Option Agreement, at the election of Summit, the B.M.J. Option (or shares issued pursuant to the exercise thereof) must be repurchased, or converted into, or exchanged for, an option of another corporation or B.M.J. (the "Substitute Option"). In addition, the Merger Option Agreement grants certain registration rights ("Registration Rights") to Summit with respect to the shares represented by the B.M.J. Option. The terms of such Substitute Option and Registration Rights are set forth in the Merger Option Agreement.


   The Merger Option Agreement and the B.M.J. Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may be expected to discourage offers by third parties to acquire B.M.J. prior to the Merger.


   To the knowledge of Summit and B.M.J., no event giving rise to the right to exercise the B.M.J. Option has occurred as of the date of this Proxy Statement-Prospectus.

   A copy of the Merger Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms of the Merger Option Agreement and the B.M.J. Option. The foregoing discussion is qualified in its entirety by reference to the Merger Option Agreement.

REGULATORY APPROVALS

   The Merger is subject to approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The BHC Act provides that the Federal Reserve Board may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the communities to be served. Under the BHC Act as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of 5% or more of B.M.J.'s voting stock is subject to the same approval. The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after such approval or, if certain conditions are met, a shorter period, but in no event less than 15 calendar days after the date of approval. During such period, the Justice Department may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under
Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "satisfactory" or better under the Community Reinvestment Act.


   An application with respect to the Merger was filed by Summit with the Federal Reserve Board. Regulations of the Federal Reserve Board under the BHC Act require notice of an application for approval of the Merger to be published in a newspaper of general circulation and in the Federal Register and that the public have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the Federal Reserve Board within the time period provided for in the respective notices, the Federal Reserve Board's regulations permit the Federal Reserve Bank having jurisdiction over the applicant, acting on delegated authority from the Federal Reserve Board, to arrange a private meeting between the applicant and the protesters if the Federal Reserve Bank decides such a meeting would be appropriate. In addition, if an applicant or a protestor requests a hearing or if the Federal Reserve Board determines such to be appropriate, the Federal Reserve Board may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Federal Reserve Board or its designated representative be conducted. Due to the possibility that a private meeting, public hearing or proceeding providing for oral presentation will be scheduled by the Federal Reserve Board following receipt of a protest, and due additionally to the procedures relating thereto, Federal Reserve Board processing of merger applications receiving one or more protests will generally take longer than the processing of merger applications not receiving such protests. The comment period relating to Summit's application for approval of the Merger expired on or about November 25, 1996 and the application was approved by the Federal Reserve Board on December 6, 1996.

   The Merger is also subject to approval by the New Jersey Commissioner of Banking under the New Jersey Banking Act of 1948, as amended (the "NJBA"). Under the NJBA, in considering whether to approve an application for an acquisition, the New Jersey Commissioner of Banking is to consider whether the acquisition may: (1) be detrimental to the safety and soundness of the New Jersey bank or New Jersey bank holding company to be acquired; (2) result in an undue concentration of resources or a substantial reduction of competition in New Jersey; or (3) have a significantly adverse impact on the convenience and needs of the community or communities in New Jersey that are served by the New Jersey bank or New Jersey bank holding company. Notice of the application must be published and an opportunity for public comment must be provided. The New Jersey Commissioner of Banking is required to make a determination whether to approve an application within 60 days after receipt (or, if later, 30 days after the receipt of requested additional information or conclusion of public hearing, if one is held). An application with respect to the Merger was filed by Summit with the New Jersey Commissioner of Banking on October 21, 1996 and was approved on December 18, 1996.

   B.M.J. shareholders should be aware that regulatory approvals of the Merger may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Merger. Any such approvals should in no event be construed by a B.M.J. shareholder as a recommendation by any regulatory agency with respect to the Merger.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Directors and executive officers of B.M.J. have interests in the Merger that are in addition to their interests as B.M.J. shareholders. These interests are described in more detail below.

INDEMNIFICATION

   In the Merger Agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of B.M.J. or any subsidiary of B.M.J. on or before the Effective Time with respect to liabilities and claims (and related expenses including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Summit Restated Certificate of Incorporation and By-Laws in effect on the date the Merger Agreement was executed and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service to Summit.

   In the Merger Agreement, Summit also agreed that, for a period of six (6) years after the Effective Time, Summit would use its best efforts to provide to the persons who served as directors or officers of B.M.J. or any subsidiary of B.M.J. on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of the Merger Agreement ("Comparable Coverage"); provided that in no event is Summit required to expend more than 200% of the amount expended by B.M.J. prior to the execution of the Merger Agreement for its coverage ("Coverage Amount"). Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the Coverage Amount if it is unable to maintain or obtain Comparable Coverage. B.M.J. must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.

CHANGE OF CONTROL AND SEVERANCE POLICY


   B.M.J.'s and Mid-Jersey's respective Boards of Directors have each approved a policy whereby, upon the merger or sale of B.M.J. or Mid-Jersey, all full-time officers serving as a Vice President or above of the acquired entity receive "a guarantee of one year's employment and severance pay of one month's salary for each year of service as a Vice President or above" of that entity, subject to the satisfactory performance of the officer. Under the respective policies full-time officers will be given credit for past service as a Vice President or above with any subsidiary of B.M.J.


B.M.J. STOCK OPTION PLANS


   As described under "THE MERGER -- Conversion of Stock Award Plan Options," Original Award Plan Options outstanding at the Effective Time will be automatically converted into New Award Plan Options, subject to the terms of the particular B.M.J. Stock Award Plan and stock option agreement pursuant to which the Original Award Plan Option was granted ("grant agreements"), including terms and provisions administering exercises. The number of shares covered by the New Award Plan Options and the exercise price thereof will be set by, respectively, multiplying the number of shares covered by, and dividing the exercise price of, the Original Award Plan Option by, the Exchange Ratio. Pursuant to the terms of the B.M.J. Stock Award Plans and grant agreements, all New Award Plan Options are immediately exercisable whether or not the converted Original Award Plan Option represented thereby was exercisable.

   The following table sets forth certain information relating to Original Award Plan Options held by Messrs. Elias, Tremblay and Reardon and all directors and executive officers of B.M.J. as a group as follows: (i) the number of Original Award Plan Options held by such persons; (ii) the number of Original Award Plan Options held by such persons that are currently exercisable; (iii) the number of unexercisable Original Award Plan Options held by such persons that will be converted into exercisable New Award Plan Options at the Effective Time; (iv) the weighted average exercise price for currently exercisable Original Award Plan Options; (v) the weighted average exercise price for unexercisable Original Award Plan Options that will be converted into exercisable New Award Plan Options at the Effective Time; and
(vi) the aggregate net unrealized value of all Original Award Plan Options based on the number of shares of Summit Common covered by, and the exercise price of, the New Award Plan Options into which the Original Award Plan Options are convertible and using the last sale price of a share of Summit Common on December 31, 1996 of $43.75 as the market price for purposes of the calculation.

                                                                                  Weighted        Weighted
                                                                  Options         Average     Average Exercise   Aggregate
                                                                Exercisable    Exercise Price Price of Options      Net
                                                   Options     in Connection     of Options    Exercisable in    Unrealized
                                      Options     Currently       with the       Currently     Connection with    Value of
                                        Held     Exercisable       Merger       Exercisable      the Merger       Options
                                      --------- -------------  --------------- --------------  ---------------- ------------
Elmer J. Elias  ....................    8,750        -0-            8,750            --       $13.29             $   98,047
John F. Tremblay  ..................   63,750       32,576         31,174           $7.27     $13.04             $  918,612
Joseph M. Reardon  .................   40,150       22,377         17,773           $8.75     $12.93             $  558,084
Directors & Executive Officers as a
  Group (9 Persons in Total). ......  226,477      107,169        119,308           $8.42     $12.99             $3,102,218

THE MERGER AGREEMENT

AMENDMENT

   B.M.J. and Summit may jointly amend the Merger Agreement at any time; provided, however, that, after the Special Meeting, no amendment may reduce the amount of, or change the form of consideration to be received by B.M.J. shareholders unless such modification is submitted to a vote of B.M.J. shareholders.

B.M.J. COVENANTS

   Pursuant to the Merger Agreement, B.M.J. has covenanted, among other things, that, until termination of the Merger Agreement, B.M.J. will advise Summit of any material adverse change in B.M.J.'s business and of certain other circumstances, and the business of B.M.J. and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the Merger Agreement. Furthermore, until termination of the Merger Agreement, without the prior written consent of Summit, B.M.J. will not declare or pay any dividend other than a quarterly cash dividend at a rate up to $.10 per share or the product of the quarterly dividend most recently declared by Summit multiplied by the Exchange Ratio, and will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities and the issuance of capital stock.

   B.M.J. also has agreed that, until termination of the Merger Agreement or the Effective Time, neither B.M.J. nor any of its subsidiaries nor any of the officers or directors of B.M.J. or its subsidiaries shall, and that B.M.J. shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by B.M.J. or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any nonpublic information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided, however, that the Board of Directors of B.M.J. may furnish or cause to be furnished nonpublic information and may participate in discussions to the extent legally required for the discharge by the B.M.J. Board of its fiduciary duties, as advised by written opinion of B.M.J. counsel. "Acquisition Proposal" is defined as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving B.M.J. or any of its subsidiaries, or the acquisition of any assets or any securities of B.M.J. or any of its subsidiaries. In addition, B.M.J. has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any inquiry with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of B.M.J. or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to such Summit officer a copy of any document relating thereto promptly after any such document is received by B.M.J.

   In order to ensure that B.M.J. shareholders would be paid at least one, but no more than one, dividend in each calendar quarter between the date of the Merger Agreement and the Effective Time, B.M.J. agreed in the Merger Agreement to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

SUMMIT COVENANTS

   Pursuant to the Merger Agreement, Summit has covenanted, among other things, that, until termination of the Merger Agreement, Summit will advise B.M.J. of any material adverse change in Summit's business and certain other circumstances.

CONDITIONS TO THE MERGER; TERMINATION


   The obligations of both parties to consummate the Merger are subject to the satisfaction of certain conditions including: (1) approval of the Merger Agreement by the requisite vote of the holders of B.M.J. Common; (2) receipt of all required regulatory approvals by Summit and B.M.J. without restrictions or limitations, that, in the reasonable opinion of Summit or B.M.J., would materially adversely affect the financial condition of Summit following the consummation of the Merger and the expiration of any waiting periods required by such approvals; (3) effectiveness of the registration statement; (4) the receipt by Summit and B.M.J. of an opinion from Thomson Coburn as to certain federal income tax consequences of the Merger; (5) the shares of Summit Common to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (6) the absence of material litigation; (7) the absence of regulatory agreements relating to the parties; (8) the delivery of officers' certificates by B.M.J. and Summit; and (9) other customary conditions described in the Merger Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of the requisite shareholder and regulatory approvals.

   Either party may terminate the Merger Agreement if (1) B.M.J. Shareholders, in a vote on the Merger Agreement at a meeting held for such purpose, fail to approve the Merger Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement), (3) on the date for Closing designated by Summit in the Closing Notice, all the conditions precedent to such parties' obligations to close are not met, or (4) the Closing is not consummated on or before June 30, 1997, provided, however, that a party does not have the termination right described by this clause (4) if the failure to close by June 30, 1997 is due to its failure to perform or observe an agreement which the Merger Agreement requires it to perform or observe by the Closing Date. In addition, the parties may terminate the Merger Agreement at any time by mutual agreement.


EXPENSES


   Should either party terminate the Merger Agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out of pocket expenses reasonably incurred in connection with the Merger Agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. In the event that the Merger Agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the Merger Agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission, the Federal Reserve Board, the New Jersey Department of Banking and Insurance and the NYSE.


CHARTER AND BY-LAWS OF SURVIVING CORPORATION


   Pursuant to the Merger Agreement, the Restated Certificate of
Incorporation and By-Laws of Summit, as in effect at the Effective Time, will be the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation in the Merger unless and until amended.


BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

   The Merger Agreement provides that the directors and officers of Summit immediately prior to the Effective Time will continue to be the directors and officers, respectively, of the Surviving Corporation.

NO DISSENTERS' RIGHTS

   Under applicable New Jersey law, no dissenters' rights of appraisal are available to holders of B.M.J. Common in connection with the Merger.

NEW YORK STOCK EXCHANGE LISTING

   Summit has agreed in the Merger Agreement to use its best efforts to cause the shares of Summit Common to be issued in the Merger to be listed on the NYSE. Listing of such shares of Summit Common on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Merger.

ACCOUNTING TREATMENT

   It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests. Under this method of accounting, the historical book values of the assets, liabilities and shareholders' equity of B.M.J., as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of Summit and no goodwill or other intangible assets will be created. Summit will include on its Consolidated Statement of Income the consolidated results of operations of B.M.J. for the entire fiscal year in which the consummation of the Merger occurs.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

   The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a summary of the material United States federal income tax ("federal income tax") consequences of the Merger to certain B.M.J. shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger Agreement. The discussion does not address all aspects of federal income taxation that may be applicable to B.M.J. shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Merger that are applicable to B.M.J. shareholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their B.M.J. Common pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their B.M.J. Common as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, each B.M.J. shareholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such shareholder. The discussion assumes that shares of B.M.J. Common are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

   B.M.J. has received an opinion from Counsel to the effect that, assuming the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

       (1) B.M.J. shareholders will recognize no gain or loss as a result of the exchange of their B.M.J. Common solely for shares of Summit Common pursuant to the Merger, except with respect to Cash in Lieu Amounts with regard to fractional shares, if any, as discussed below.
       (2) The aggregate adjusted tax basis of the shares of Summit Common received by each B.M.J. shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of B.M.J. Common surrendered.
       (3) The holding period of the shares of Summit Common received by each B.M.J. shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will include the holding period of the shares of B.M.J. Common exchanged therefor.
       (4) A B.M.J. shareholder who receives the Cash In lieu Amount with regard to a fractional share of Summit Common will be treated as if the fractional share had been received by such shareholder in the Merger and then redeemed by Summit in return for the Cash In Lieu Amount. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Summit Common allocable to the fractional share.

   Counsel's opinion is subject to the conditions and customary assumptions that are stated therein and relies upon various representations made by Summit, B.M.J., and certain shareholders of B.M.J. If any of these representations or assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The receipt of Counsel's opinion again as of the date of the closing of the Merger is a condition to the consummation of the merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service ("Service"), has no binding effect. The Service could take a position contrary to Counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor B.M.J. has requested an advance ruling as to the federal income tax consequences of the Merger, and the Service is not expected to issue such a ruling.

   THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN B.M.J. SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH B.M.J. SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSIONS MAY NOT APPLY TO EACH B.M.J. SHAREHOLDER. ACCORDINGLY, EACH B.M.J. SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF SUMMIT COMMON

   The shares of Summit Common into which shares of B.M.J. Common are converted on the Effective Date will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of B.M.J. for purposes of Rule 145 under the Securities Act as of the date of Special Meeting. Affiliates may not sell their shares of Summit Common acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of B.M.J. generally include individuals or entities that control, are controlled by or are under common control with B.M.J. and may include certain officers and directors of B.M.J. as well as principal shareholders of B.M.J.


   B.M.J. agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of B.M.J.'s counsel to be affiliates of B.M.J. to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.


DIFFERENCES IN SHAREHOLDERS' RIGHTS

   Because Summit and B.M.J. are both New Jersey business corporations, any differences in rights of holders of their respective stock are due to differences in the certificates of incorporation and by-laws of the two companies. Certain of the rights of B.M.J. shareholders described below that are contained in the Certificate of Incorporation or By-Laws of B.M.J. and that are not contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to B.M.J. shareholders as Summit shareholders; however, certain rights provided for by the Restated Certificate of Incorporation or By-Laws of Summit are also deemed to have an anti-takeover effect and will be available to B.M.J. shareholders but only after becoming Summit shareholders. The following is a summary explanation of the material differences between the rights of shareholders of B.M.J. and the rights of shareholders of Summit. This summary is qualified in its entirety by reference to the governing documents of B.M.J. and Summit referred to above.

CLASSIFIED BOARD AND RELATED PROVISIONS

   B.M.J. The Certificate of Incorporation and By-Laws of B.M.J. divide the B.M.J. Board into three classes, as nearly equal in number as possible, with each class of directors serving a staggered term of three years. The By-laws of B.M.J. provide that the B.M.J. Board shall consist of not less than five nor more than twenty-five directors. Directors are elected by a plurality of votes cast. Presently, there are three directors in Class A, four directors in Class B and four directors in Class C.

   Summit. The Restated Certificate of Incorporation of Summit provides that the Summit Board shall consist of not less than five and not more than forty persons and divides the Summit Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit Board. Directors are elected by a plurality of votes cast by shares entitled to vote. Presently there are seven directors in Class I, six directors in Class II and six directors in Class III.

   The Restated Certificate of Incorporation of Summit further requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

   The Restated Certificate of Incorporation of Summit also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. The effect of these provisions is to make it difficult for persons other than those negotiating directly with the Summit Board to acquire seats on the Summit Board and obtain control of Summit.

MEETINGS AND CONSENTS


   B.M.J. B.M.J.'s By-Laws provide that a special meeting of shareholders may be called by the Chairman of the Board, a majority of the Board of Directors or a majority of outstanding shares entitled to vote. Under the B.M.J. By-Laws, actions required or permitted to be taken at a meeting of shareholders may be taken by consent of shareholders without a meeting in accordance with applicable state corporation law. Under the New Jersey Business Corporation Act, except as otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting except that unanimous consent is required for mergers, consolidations, sales of substantially all of the assets and the election of directors.

   Summit. Under Summit's By-Laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Board. The Restated Certificate of Incorporation of Summit requires that, subject to the rights of holders of any series of Preferred Stock or other class or series of stock having preference over the Summit Common as to dividends or upon liquidation, all actions by the shareholders of Summit be taken exclusively at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of Summit provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under the Summit By-Laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the Board determines that such action shall be taken by written consent.


EVALUATION OF BUSINESS COMBINATIONS AND SHAREHOLDER RIGHTS PLAN


   Evaluation of Offers. The Certificate of Incorporation of B.M.J. provides that the Board of Directors may oppose a tender offer or other offer for the company's securities, whether such offer is in cash or in securities of a corporation and that, in considering whether to oppose an offer, may (but is not legally obligated to) consider any pertinent issue including, but not limited to: (a) whether the offer is acceptable based upon historical and present operating results and the financial condition of B.M.J. and its subsidiaries and their future prospects; (b) whether a more favorable offer could be obtained for the B.M.J. (or its subsidiaries) securities or assets in the future; (c) the social, economic or any other material impact which an acquisition of the equity securities of B.M.J., or substantially all of its assets, would have upon the employees, depositors and customers of B.M.J. and its subsidiaries and the communities which they serve; (d) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of B.M.J. and its subsidiaries and the future value of the B.M.J. stock; (e) the value of the securities, if any, which the offeror is offering in exchange for the B.M.J. (or its subsidiaries), securities or assets, based on an analysis of the worth of B.M.J. or of its subsidiaries as compared to the offeror corporation or other entity whose securities are being offered; and (f) any antitrust or other legal or regulatory issues raised by the offer. Further, if the B.M.J. Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish this purpose, including, but not limited to, any or all of the following: (a) advising shareholders not to accept the offer; (b) litigation against the offeror; (c) filing complaints with any governmental and regulatory authorities; (d) acquiring the corporation's securities; (e) selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; (f) acquiring a company to create an antitrust or other regulatory problem for the offeror and (g) obtaining a more favorable offer from another individual or entity. Summit's Restated Certificate of Incorporation does not contain a similar provision. However, New Jersey corporation law provides that a director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interests of the corporation, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and
(c) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business Corporation Act.

   Summit Shareholder Rights Plan. Summit has in effect a shareholder rights plan pursuant to which holders of shares of Summit Common possess one preferred stock purchase right for each share of Summit Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events ("effective time"), one hundredth of a share of a new series of Preferred Stock, designated the Series R Preferred Stock, at $90 per one hundredth share ("exercise price"), with full shares having rights per share equal to 100 times the rights of Summit Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The Summit Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of Summit's shareholder rights plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK-Shareholder Rights Plan." The combination of prohibitive dilution of the acquiring person's share value and the power of the Summit Board to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

   B.M.J. has not adopted a shareholder rights plan.

NOMINATIONS TO THE BOARD, SHAREHOLDER PROPOSALS AND CONDUCT OF MEETING

   B.M.J. Pursuant to B.M.J.'s Certificate of Incorporation, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock entitled to vote for the election of directors. B.M.J. shareholders may nominate directors for election by providing written notice to B.M.J.'s President delivered or mailed not less than thirty (30) days prior to the meeting (unless less than 30 days notice of the meeting is given, in which case such nomination must be mailed or delivered not later than seven days following the notice). The B.M.J. Chairman shall disregard any shareholder nomination to the B.M.J. Board which is not made in accordance with the Certificate of Incorporation. Holders of B.M.J. Common may not cumulate their votes in elections of directors.

   Summit. The By-Laws of Summit contain provisions that empower the Summit Board to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by the Summit Board, to adopt such rules, regulations and procedures and to take such actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. The Summit By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at meetings of sharehold-ers and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the anniversary of the preceding year's annual meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws. Holders of Summit Common may not cumulate their votes in elections of directors.


VOTE REQUIRED FOR CHARTER AND BY-LAW AMENDMENTS

   B.M.J. The B.M.J. Certificate of Incorporation provides that shareholders of B.M.J. entitled to vote thereon shall have the power to amend the Certificate of Incorporation by the affirmative vote of shareholders entitled to cast at least three-fourths of the vote which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. Pursuant to B.M.J.'s By-Laws, a majority of the Board of Directors may make, alter and repeal the By-Laws; however, By-Laws made by the Board may be altered and repealed, and new By-Laws made by the shareholders entitled to cast at least three-fourths of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting called for such purpose.

   Summit. As discussed above, the Restated Certificate of Incorporation of Summit requires that certain provisions relating to increases in the number of directors (which number may also be increased by the Board), changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. The By-Laws of Summit provide for amendments upon two-thirds vote of the Board of Directors. Under the New Jersey Business Corporation Act, by-laws made by a corporation's board may be altered or repealed and new by-laws made by the shareholders.

REMOVAL OF DIRECTORS

   B.M.J. Under the B.M.J. Certificate of Incorporation, the Board of Directors, or any individual director, may be removed for cause by the affirmative vote of the holders of two-thirds of the votes which all shareholders are entitled to cast for the election of directors.

   Summit. The Summit Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors (other than for directors elected by Preferred Shareholders). Under the New Jersey Business Corporation Act, with respect to a classified board, directors may be removed by shareholders for cause only, by the affirmative vote of the majority of votes cast by the holders entitled to vote thereon.

AUTHORIZED SHARES

   B.M.J. B.M.J. has 25,000,000 authorized shares of common stock, $1.00 par value. As of September 30, 1996, there were 7,508,069 shares of B.M.J. Common outstanding. B.M.J.'s Certificate of Incorporation does not provide for preemptive rights or cumulative voting to attach to the ownership of B.M.J. Common. B.M.J. has no authorized preferred stock.


   Summit. The Restated Certificate of Incorporation of Summit authorizes the issuance of 130,000,000 shares of Summit Common and 4,000,000 shares of preferred stock, no par value. As of September 30, 1996, there were 91,627,998 shares of Summit Common, 600,166 shares of Summit Series B Preferred and 504,481 shares of Summit Series C Preferred outstanding and 1,000,000 shares of Summit Series R Preferred created in Summit's Restated Certificate of Incorporation for issuance under the Shareholder Rights Plan of Summit. On December 15, 1996, Summit redeemed all of the outstanding Series B and Series C Preferred. The Restated Certificate of Incorporation of Summit and the New Jersey Business Corporation Act authorize the Summit Board to amend the Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. No preemptive rights attach to the ownership of Summit Common.

INDEMNIFICATION; LIMITATION OF LIABILITY


   B.M.J. Article VII of B.M.J.'s By-Laws provides that B.M.J. shall indemnify each director or officer to the fullest extent permitted by law against "expenses" and "liabilities" in connection with a "proceeding", as such terms are defined in the New Jersey Business Corporation Act, and permits the B.M.J. Board, by resolution, to similarly indemnify "corporate agents" for expenses and liabilities incurred in connection with services rendered for or at the request of B.M.J. The By-Laws also provide for advance of expenses and purchase of insurance for corporate agents. Article IX of B.M.J.'s Certificate of Incorporation provides that a director or officer of B.M.J. shall not be personally liable to B.M.J. or its shareholders for damages for breach of any duty owed to B.M.J. or its shareholders, except that such article shall not relieve a director or officer from liability for any breach of duty based upon an act or omission: (i) in breach of such person's duty of loyalty to the corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit. Article IX also provides for further elimination or limitation of liability to the fullest extent to which the New Jersey Business Corporation Act may permit if amended.


   Summit. Summit's By-Laws provide that corporate agents (which term includes directors, officers and employees) of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit and that Summit may maintain insurance for corporate agents against liabilities and expenses. Summit's Restated Certificate of Incorporation contains provisions substantially similar to those in B.M.J.'s Certificate of Incorporation respecting the personal liability of directors.

                               SUMMIT BANCORP.

DESCRIPTION OF BUSINESS

   Summit commenced operations on October 1, 1970 as a bank holding company registered under the BHC Act. Summit owns two bank subsidiaries and eight active non-bank subsidiaries. At September 30, 1996, Summit had total consolidated assets of $22.4 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.


   The bank subsidiaries engage in a general banking business. Summit Bank (Hackensack, NJ) is Summit's largest bank subsidiary, accounting for approximately 87% of Summit's total consolidated assets at September 30, 1996. Summit's non-bank subsidiaries engage primarily in discount brokerage, commercial finance lending, lease financing, and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

   The bank subsidiaries operated 355 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of September 30, 1996. The following table lists, as of September 30, 1996, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks; however, only the New Jersey bank is a member of the Federal Reserve System.


 Location of Principal         No. of Banking
                                                 Total Assets
Offices                           Offices            (1)         Total Deposits
 ---------------------------   --------------   --------------    --------------
Summit Bank, Hackensack, NJ         289          $19,506,697       $16,175,753
Summit Bank, Bethlehem, PA           66            2,758,965         2,139,812


------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

   Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its nonbank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limita tions exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit's one state member bank, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Each bank, as a state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or 100 percent of its capital (Pennsylvania). At September 30, 1996, the total undistributed net assets of Summit's subsidiary banks were $1.7 billion of which $280.4 million was available under the most restrictive limitations for the payment of dividends to Summit.

                             RECENT DEVELOPMENTS


   On December 7, 1996, Summit completed its acquisition of Central Jersey Financial Corporation, a New Jersey savings and loan holding company. As of September 30, 1996 Central Jersey had $465 million in assets and through its subsidiary, Central Jersey Savings Bank, operated six community branches.

   On December 15, 1996, Summit redeemed all outstanding shares of its Series B Preferred and Series C Preferred at redemption prices of $50.375 and $25.00, respectively. At December 15, 1996, there were 600,166 shares of Series B Preferred and 504,481 shares of Series C Preferred outstanding.


                     DESCRIPTION OF SUMMIT CAPITAL STOCK


   Summit is presently authorized to issue 130,000,000 shares of Summit Common and 4,000,000 shares of Preferred Stock, without par value ("Summit Preferred"). As of September 30, 1996, there were 91,627,998 shares of Summit Common outstanding and 1,000,000 shares of Summit Series R Preferred designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit Rights Plan (as defined herein). On the date of this Proxy Statement -- Prospectus there were no shares of Summit Preferred outstanding. Pursuant to the New Jersey Business Corporation Act, the Summit Board has authority to set the terms and conditions of the authorized but unissued Summit Preferred. Summit may issue any authorized Summit Common and Summit Preferred without further shareholder vote, unless such a vote is required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which the Summit Common is presently listed. The issuance of additional Summit Common or Summit Preferred, including Summit Preferred that might be convertible into Summit Common, may, among other things, affect the earnings per share applicable to existing Summit Common and the equity and voting rights of existing holders of Summit Common.

   The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation and Summit's Rights Plan.


COMMON STOCK


   The rights of holders of Summit Common are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit Preferred that may be issued. The holders of Summit Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the Summit Board out of funds of Summit legally available therefor. Shares of Summit Common do not have cumulative voting rights; accordingly, at any annual meeting of Summit shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares represented at the meeting (provided a quorum is present) can fill all positions on the Summit Board that are up for election at such meeting if they so choose and, in such event, the holders of the remaining less than 50 percent of the shares will not be able to fill any of such positions. Summit has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of Summit, holders of Summit Common are entitled to share pro rata in the distribution of Summit's assets available for such purpose. All shares of Summit Common are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Common. Summit Bank (Hackensack, NJ) is the co-transfer agent.


SHAREHOLDER RIGHTS PLAN

   In August 1989, Summit adopted a shareholder rights plan ("Rights Plan"), under which preferred stock purchase rights ("Rights") attached to Summit Common outstanding as of the close of business on August 28, 1989. Holders of shares of Summit Common issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one-hundredth of a share of a new series of Summit Preferred Stock, designated the Series R Preferred Stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit Common and become exercisable only under certain circumstances as described below.

   In general, the Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the Rights Plan) of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit Common outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the Rights Plan) or (2) ten business days (or such later date as the Summit Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit Common or voting securities representing 30% or more of the total voting power of Summit.

   Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of Summit Common and other voting securities that the Summit Board determines to be fair to shareholders and otherwise in the best interests of Summit), each Right, other than Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

   In the event that a Distribution Date occurs (under either of the circumstances described above) and Summit is acquired in a merger or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will thereafter entitle the holder there to receive, upon the exercise of the Right, common stock of the acquirer having a value equal to two times the exercise price of the Right.

   The combination of prohibitive dilution of the Acquiring Person's share values and the power of the Summit Board to redeem the Rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

   The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed August 28, 1989.

                            B.M.J. FINANCIAL CORP.

DESCRIPTION OF BUSINESS

   B.M.J. is a bank holding company incorporated in New Jersey and registered under the Bank Holding Company Act of 1956, as amended. B.M.J. commenced business in 1984 when it acquired Mid-Jersey, a New Jersey banking corporation organized in 1851. B.M.J.'s principal business offices are located at 243 Route 130, Bordentown, New Jersey and its telephone number is
(609) 298-5500.

   B.M.J. conducts its operations through 22 banking offices located in the central and southern New Jersey counties of Burlington, Mercer, Somerset and Ocean. Mid-Jersey conducts a general banking and trust business embracing the customary deposit, lending and trust functions of a commercial bank in the state of New Jersey.

Commercial banking involves accepting demand, time and savings deposits and making business, consumer, personal, construction and permanent mortgage loans. Through its trust department, Mid-Jersey renders services as trustee, executor, administrator, guardian, managing agent, custodian and investment advisor and it engages in other personal and corporate fiduciary activities authorized by law. Mid-Jersey has a wholly-owned subsidiary, Hopkinson Corp., a New Jersey corporation, which was formed for the purpose of holding and marketing repossessed properties.

                     DESCRIPTION OF B.M.J. CAPITAL STOCK

COMMON STOCK

   B.M.J. is presently authorized to issue 25,000,000 shares of B.M.J. Common. As of September 30, 1996, there were 7,508,069 shares of B.M.J. Common outstanding.


   Dividends. The holders of B.M.J. Common are entitled to receive and share equally in such dividends as may be declared by the B.M.J. Board out of funds legally available therefor.


   Voting Rights. The holders of B.M.J. Common elect the B.M.J. Board and act on such other matters as are required to be presented to them under the New Jersey Business Corporation Act, B.M.J.'s Certificate of Incorporation or as are otherwise presented to them by the B.M.J. Board. Each holder of B.M.J. Common is entitled to one vote per share. Holders of B.M.J. Common may not cumulate votes. Directors of B.M.J. are elected by a plurality of votes cast.

   Preemptive Rights. Holders of B.M.J. Common are not entitled to preemptive rights with respect to any shares that may be issued.

                PROPOSAL II -- ADJOURNMENT OF SPECIAL MEETING

   In the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the time of the Special Meeting, the Merger Agreement could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by B.M.J. at the time of the Special Meeting to be voted for such adjournment, if necessary, B.M.J. has submitted the question of adjournment under the circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented and voting at the Special Meeting is required in order to approve any such adjournment. The Board of Directors of B.M.J. recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting.

                            SHAREHOLDER PROPOSALS


   In order to be eligible for inclusion in B.M.J.'s proxy materials for B.M.J.'s Annual Meeting of Shareholders in the event that the Merger is not consummated prior to such meeting, any shareholder proposal to take action at such meeting would have been required to be received at B.M.J.'s main office at 243 Route 130, Bordentown, New Jersey 08816, not later than November 22, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                LEGAL MATTERS


   The legality of the Summit Common offered hereby will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 23,911 shares of Summit Common and options to purchase 72,186 shares of Summit Common at a weighted average exercise price of $20.50. Certain federal tax matters will be passed upon for Summit and B.M.J. by Thompson Coburn, Saint Louis, Missouri. Certain legal matters will be passed upon for B.M.J. by Covington & Burling, Washington, D.C.

                                   EXPERTS

   The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peak Marwick LLP, independent certified public accountants, incorporated by referenced herein, and upon the authority of said firm as experts in accounting and auditing.

   The report of KPMG Peat Marwick LLP with respect to Summit Bancorp. and subsidiaries for the year ended December 31, 1995 refers to a change in the method of accounting for certain investments in debt and equity securities and postemployment benefits in 1994 and to a change in the method of accounting for income taxes in 1993.

   The consolidated balance sheets of B.M.J. Financial Corp. and subsidiaries (the "Company") as of December 31, 1994 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report, which has been incorporated by reference in the Company's Annual Report on Form 10-K and includes an explanatory paragraph relating to the Company changing its method of accounting for loan loss reserves effective January 1, 1995, its method of accounting for securities effective January 1, 1994 and its method of accounting for income taxes effective January 1, 1993, of Coopers & Lybrand L.L.P., independent accountants, given in the authority of that firm as experts in accounting and auditing.

                                                                    APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER dated August 28, 1996, between Summit Bancorp., a New Jersey business corporation ("Summit"), and B.M.J. Financial Corp., a New Jersey business corporation ("BMJ").
                            W I T N E S S E T H :

   WHEREAS, the respective boards of directors of Summit and BMJ deem it advisable and in the best interests of their respective shareholders to merge BMJ into Summit ("Merger") pursuant to the laws of the State of New Jersey and this Agreement and Plan of Merger ("Agreement");

   WHEREAS, the Board of Directors of Summit and BMJ have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

   WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ( "Code");

   WHEREAS, Summit and BMJ intend on the date after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

   WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.

                              GENERAL PROVISIONS

   Section 1.01. The Merger.

   (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), BMJ shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

   Section 1.02. Capital Stock of Summit. All shares of the capital stock of Summit outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

   Section 1.03. Terms of Conversion of BMJ Capital Stock.

   (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of BMJ:

   (1) All shares of the Common Stock, par value $1.00 per share, of BMJ ("BMJ Stock") which immediately prior to the Effective Time are either owned beneficially by Summit or a subsidiary of Summit (other than BMJ Stock held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of BMJ, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such BMJ Stock; and

   (2) Subject to Sections 1.03(a)(1) and 1.08, each share of BMJ Stock outstanding immediately prior to the Effective Time shall be converted in accordance with the New Jersey Act into .56 shares (the Exchange Ratio ) of the Common Stock, par value $1.20 per share, of Summit ("Summit Stock").

   (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for BMJ Stock shall be appropriately adjusted so that BMJ shareholders who are entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of shares of Summit Stock or other stock as they would have received if the Effective Time had occurred prior to the happening of such event.

   Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Merger. Summit shall reserve and make available for issuance to holders of BMJ Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). The shares of Summit Stock to be issued in accordance with this Agreement are sometimes referred to herein as the "Shares". Upon the terms and subject to the conditions of this Agreement, including the conversion of BMJ Stock according to the Exchange Ratio, Summit shall issue the Shares upon the effectiveness of the Merger to BMJ Shareholders (as defined in Section 1.07).

   Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to BMJ, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.08, certificates representing whole shares of Summit Stock ("Summit Certificates" ) and cash in lieu of fractional shares of Summit Stock for certificates representing shares of BMJ Stock ("BMJ Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit s obligations to BMJ Shareholders under the last sentence of Section 1.07 (c), at the time such obligations arise.

   Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and BMJ required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("Certificate of Merger"). Summit shall file the Certificate of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the Closing Date (as defined at Section 9.01).

   Section 1.07. Exchange of BMJ Certificates.

   (a) After the Effective Time, each BMJ Shareholder (except Summit to the extent provided in Section 1.03), upon surrender of all BMJ Certificates to the Exchange Agent, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such BMJ Shareholder is entitled, pursuant to the conversion effected by
Section 1.03 and the terms of Section 1.08, to receive and the cash payment (by check) such BMJ Shareholder may be entitled, pursuant to Section 1.08, to receive in lieu of a fractional share of Summit Stock. Until so surrendered, outstanding BMJ Certificates held by each BMJ Shareholder, other than BMJ Stock not converted pursuant to Section 1.03, shall be deemed for all purposes (other than as provided below with respect to unsurrendered BMJ Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent the number of whole shares of Summit Stock into which the shares of BMJ Stock have been converted and the right to receive cash in lieu of fractional shares of Summit Stock, if any, all as provided in Section 1.08. Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered BMJ Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of BMJ Certificates following a dividend or other distribution by Summit there shall be paid to such BMJ Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

   (b) Holders of BMJ Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of BMJ.

   (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding BMJ Stock as of the Effective Time ("BMJ

Shareholders") (including the address and social security number of and the number of shares of BMJ Stock held by each BMJ Shareholder) from BMJ ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each BMJ Shareholder instructions and transmittal materials for use in surrendering and exchanging BMJ Certificates for the Merger Consideration (as defined in Section 1.08 below). If BMJ Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from BMJ cause the Exchange Agent to cancel and exchange BMJ Certificates for Summit Certificates and Cash In Lieu Amounts (as defined in Section 1.08 below), if any.

   (d) At and after the Effective Time there shall be no transfers on the stock transfer books of BMJ of the shares of BMJ Stock which were outstanding immediately prior to the Effective Time.

   Section 1.08. Fractional Shares. All BMJ Stock held in the aggregate by each BMJ Shareholder shall be multiplied by the Exchange Ratio to determine the number of shares of Summit Stock each such BMJ Shareholder is entitled to receive in the Merger. Each BMJ Shareholder shall be entitled to receive a Summit Certificate for the number of whole shares of Summit Stock resulting from such multiplication and cash in lieu of any fractional share of Summit Stock resulting from such multiplication in an amount ("Cash In Lieu Amount") determined by multiplying the fractional share interest to which such BMJ Shareholder would otherwise be entitled by the closing price of one share of Summit Stock on the New York Stock Exchange-Composite Transactions List, on the last trading day prior to the Effective Time. The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration".

   Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of Summit in force immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is deemed by law to be affected by the Certificate of Merger. The By-Laws of Summit in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

   Section 1.10. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

   Section 1.11. BMJ Stock Options.

   (a) At the Effective Time, each BMJ Option (as defined below) shall be deemed to constitute, and shall automatically be converted in accordance with the Exchange Ratio into, stock options relating to Summit Stock ("Summit Options") and each Summit Option shall be administered in accordance with the terms and conditions provided for in the BMJ Option Plan under which the corresponding BMJ Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of Summit Stock covered by each Summit Option shall be the number of shares of Summit Stock which would have been issued in the Merger if the shares of BMJ Stock subject to the corresponding BMJ Option were issued and outstanding immediately prior to the Effective Time; provided, however, that the number of shares of Summit Stock that may be purchased upon exercise of a Summit Option shall not include any fractional share interest but shall be rounded down to the next lower full share. The exercise price per share of Summit Stock subject to a Summit Option shall equal the exercise price per share of BMJ Stock subject to the corresponding BMJ Option so converted divided by the Exchange Ratio, rounded to the fourth decimal place (subject to any adjustments provided for in this Agreement). Within 30 days after the receipt by Summit of an accurate and complete list of all holders of BMJ Options (including the address and social security number of each such holder and a description of the BMJ Options held by such holder specifying at a minimum the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of BMJ Stock subject thereto) ("Final Option List"), Summit shall issue to the holders of such BMJ Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.11, upon surrender of the outstanding instruments representing such BMJ Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Summit Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which Summit shall use its best efforts to effect within 30 days after BMJ shall have delivered to Summit the Final Option List. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Summit Options remain outstanding. At or prior to the Effective Time, Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Summit Options.

   (b) For purposes of this Section 1.11, "BMJ Option" is hereby defined to mean a stock option for BMJ Stock outstanding on the date hereof granted under the BMJ Director Stock Option Plan, BMJ 1994 Employee Stock Option Plan or BMJ Executive Long-Term Incentive Plan ("BMJ Option Plans") and not subsequently exercised, terminated or expired prior to the Effective Time.

   Section 1.12. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of BMJ acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of BMJ or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of BMJ, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

   Section 1.13. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of BMJ Shareholders to surrender and exchange BMJ Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of BMJ Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, BMJ Shareholders who have theretofore failed to surrender and exchange BMJ Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, BMJ, the Exchange Agent or any other person shall be liable to any former holder of shares of BMJ Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   Section 1.14. Lost BMJ Certificates. In the event any BMJ Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such BMJ Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such BMJ Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed BMJ Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF BMJ

   BMJ represents and warrants to Summit as follows:

   Section 2.01. Organization, Capital Stock.

   (a) Each of BMJ and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 25% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on BMJ Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of BMJ and its subsidiaries on a consolidated basis, or
(ii) the ability of BMJ to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("BMJ Material Adverse Effect or BMJ Material Adverse Change"). However, an BMJ Material Adverse Effect or BMJ Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. Each of BMJ and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

   (b) BMJ is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

   (c) BMJ or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of BMJ's direct and indirect nonbank subsidiaries.

   (d) (1) The authorized capital stock of BMJ consists of 25,000,000 shares of Common Stock, par value $1.00 per share, and as of the date hereof 7,506,462 shares of BMJ Stock were issued and outstanding and 178,000 shares of BMJ Stock were held in the Treasury of BMJ. All issued and outstanding shares of the capital stock of BMJ and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Except as set forth in this Section 2.01(d), except for director and employee stock options outstanding under the BMJ Option Plans and except for BMJ Stock issuable in connection with the BMJ Option Plans and the BMJ Dividend Reinvestment and Stock Purchase Plan ("BMJ Dividend Plan"), there are no Equity Securities of BMJ or any nonbank subsidiary of BMJ outstanding, in existence, the subject of an agreement or reserved for issuance.

   (2) "Equity Securities" of an issuer means (i) the capital stock or other equity securities of such issuer, options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer, and (ii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, shares of capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer.

   (3) There are no plans of BMJ providing for the granting of BMJ Stock, stock options, stock appreciation rights or other securities, derivative securities or stock-based cash rights to any person other than the BMJ Option Plans. The BMJ Option Plans, including all amendments thereto, have been duly approved by the shareholders of BMJ in compliance with any applicable laws or applicable regulations of governmental or self-regulatory authorities.
Copies of the BMJ Option Plans, including all amendments thereto, have been previously provided to Summit. All information relating to outstanding grants and awards under the BMJ Option Plans, including director and employee stock options and stock appreciation rights ("SARs"), if any, not contained in the BMJ Option Plans (including without limitation date of grant, expiration date, plan under which granted, type (if option, whether nonqualified or incentive; if SAR, whether or not granted in tandem with an option and, if so, the type of tandem option), exercise price, number of shares subject thereto), is set forth in BMJ Schedule 2.01(d).

   (e) BMJ owns no bank subsidiary other than the Bank of Mid-Jersey ("Bank") ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have an BMJ Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a commercial bank and trust company as contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

   (f) The authorized and outstanding capital stock of Bank is as set forth on BMJ Schedule 2.01(f). BMJ is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on BMJ Schedule 2.01(f).

   (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by BMJ or a subsidiary of BMJ are held free and clear of any claims, liens, encumbrances or security interests.

   Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) BMJ's annual report to shareholders for the fiscal year ended December 31, 1995, (b) BMJ's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1995 and (c) BMJ's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996 and June 30, 1996 (the "BMJ Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of BMJ and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The BMJ Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the BMJ Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

   Section 2.03. No Conflicts. BMJ and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by BMJ, or the consummation of the transactions contemplated hereby including the Merger by BMJ upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of BMJ or any of its subsidiaries or upon any of the Equity Securities of BMJ or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by BMJ or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

   (a) the Certificate of Incorporation or the By-Laws of BMJ or any of its subsidiaries;

   (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

   (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

   (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which BMJ or any of its subsidiaries is a party or by which BMJ or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a BMJ Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

   Section 2.04. Absence of Undisclosed Liabilities. BMJ and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against BMJ or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the BMJ Financial Statements or disclosed in the notes thereto, (b) commitments made by BMJ or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to BMJ and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1995, which are not in the aggregate material to BMJ and its subsidiaries, taken as a whole. Other than as reported in the Forms 10-Q of BMJ referred to in Section 2.02, neither BMJ nor any of its subsidiaries has, since December 31, 1995, become obligated on any debt due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York entered into in the ordinary course of business.

   Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting BMJ or its subsidiaries which materially and adversely affects BMJ and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to BMJ and its subsidiaries, taken as a whole, pending or, to BMJ's knowledge, threatened, against or involving BMJ or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of BMJ referred to in Section 2.02. Neither Bank nor BMJ is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor BMJ has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor BMJ has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and BMJ's business.

   Section 2.06. Brokers' Fees. BMJ has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Bear, Stearns & Co. Inc. ("Bear Stearns"). BMJ Schedule 2.06 consists of true and complete copies of all agreements between BMJ and Bear Stearns with respect to the transactions contemplated by this Agreement.

   Section 2.07. Material Filings. At the time of filing, all filings made by BMJ and its subsidiaries after December 31, 1989 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. BMJ has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act.

   Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of BMJ of this Agreement, the Merger and the other transactions contemplated hereby in accordance with BMJ's Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, BMJ has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of BMJ has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and
(ii) for shareholders of BMJ to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with Section 4.03. This Agreement is a valid and binding agreement of BMJ enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of BMJ in authorizing the execution of this Agreement has determined to recommend to the shareholders of BMJ the approval of this Agreement, the Merger and the other transactions contemplated hereby.

   Section 2.09. Absence of Changes. There has not been, since December 31, 1995, any BMJ Material Adverse Change except as may be reported in the Forms 10-Q of BMJ referred to in Section 2.02. Except as may be reported in said Forms 10-Q of BMJ, neither BMJ nor any of its subsidiaries has since December 31, 1995: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to BMJ or other subsidiaries of BMJ and an ordinary cash dividend of $0.10 per share per fiscal quarter, or, (ii) directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than BMJ and its subsidiaries, other than the redemption by BMJ of its 7.5% Convertible Notes, due July 15, 1996, and related conversion into BMJ Stock; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $250,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

   Section 2.10. Allowance for Loan and Lease Losses. At December 31, 1995 and thereafter the allowances for loan and lease losses of BMJ and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of BMJ's knowledge, the loan and lease portfolios of BMJ in excess of such allowances are collectible in the ordinary course of business. BMJ Schedule 2.10 constitutes a list of all loans and leases made by BMJ or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

   Section 2.11. Taxes and Tax Returns. Neither BMJ nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BMJ or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by BMJ and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by BMJ and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of BMJ or its appropriate subsidiary. Neither BMJ nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of BMJ or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by BMJ or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of BMJ for all taxable years ended on or prior to 1993 and the State of New Jersey has audited the New Jersey income tax returns of BMJ and its subsidiaries for all tax-able years ended on or prior to 1993. Neither BMJ nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. BMJ is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither BMJ nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to BMJ's knowledge, threatened against BMJ or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither BMJ nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by BMJ or any of its subsidiaries, and neither BMJ nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. BMJ and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

   Section 2.12. Properties. BMJ has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the BMJ Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the BMJ Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of BMJ and its subsidiaries taken as a whole. BMJ and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a BMJ Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of BMJ and its subsidiaries taken as a whole.

   Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by BMJ or any of its subsidiaries or used by BMJ or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by BMJ or such subsidiary subject to exceptions which are not, in the aggregate, material to BMJ and its subsidiaries, taken as a whole. BMJ and each of its subsidiaries maintains insurance (with companies which, to the best of BMJ's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect BMJ and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on BMJ Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since January 1 1991, neither BMJ nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

   Section 2.14. Contracts.

   (a) Except as set forth in BMJ Schedule 2.14(a), neither BMJ nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

   (b) Except as set forth in BMJ Schedule 2.14(b), neither BMJ nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by BMJ or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 in the aggregate for any one project or in excess of $250,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $75,000; or (v) other contracts material to the business of BMJ and its subsidiaries taken as a whole and not made in the ordinary course of business.

   (c) Neither BMJ nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of BMJ, is materially adverse, onerous, or harmful to any aspect of the business of BMJ and its subsidiaries taken as a whole.

   Section 2.15. Pension and Benefit Plans.

   (a) Neither BMJ nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in BMJ Schedule 2.15(a) (individually a "BMJ Plan" and collectively the "BMJ Plans"). In its present form each BMJ Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each BMJ Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and BMJ or the subsidiary whose employees are covered by such BMJ Plan has received from the IRS a determination letter to that effect. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each BMJ Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of BMJ or any subsidiary whose employees are covered by a BMJ Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such BMJ Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such BMJ Plan or has been misled as to his or her rights under such BMJ Plan. No BMJ Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any BMJ Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the BMJ Plans or any fiduciary thereof which would subject BMJ or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which BMJ is a member and which is under common control within the meaning of Section 414 of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which BMJ or any of its subsidiaries or ERISA Affiliates has any obligation to contribute. There has been no change in control of any BMJ Plan since the last effective date of any such change of control disclosed to Summit in Schedule 2.15(a).

   (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by BMJ or any of its subsidiaries other than the BMJ Plans with an annual cost in excess of $25,000 (collectively "Benefit Plans") are listed in BMJ Schedule 2.15(b) (unless already listed in BMJ Schedule 2.15(a) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of BMJ or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Benefit Plans which would subject BMJ or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of BMJ or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

   Section 2.16. Fidelity Bonds. Since at least January 1, 1991, BMJ and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither BMJ nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither BMJ nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to BMJ's and its subsidiaries' past claim experience.

   Section 2.17. Labor Matters. Hours worked by and payment made to employees of BMJ and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from BMJ and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of BMJ or its appropriate subsidiary. BMJ is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to BMJ or any of its subsidiaries. Since December 31, 1992, no employee of BMJ or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are reasonably likely to result in a material liability. No employees of BMJ or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving BMJ pending with, or, to the knowledge of BMJ, threatened by, any labor organization or group of employees of BMJ.

   Section 2.18. Books and Records. The minute books of BMJ and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of BMJ and each of its subsidiaries fairly and accurately reflect the transactions to which BMJ and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

   Section 2.19. Concentrations of Credit. Except as previously disclosed in the June 30, 1996 BMJ Board of Directors Report previously delivered to Summit or set forth in BMJ Schedule 2.19, no customer or affiliated group of customers (i) is owed by BMJ or any subsidiary of BMJ an aggregate amount in excess of $4,500,000 (including deposits, other debts and contingent liabilities) or (ii) owes to BMJ or any of its subsidiaries an aggregate amount in excess of $4,500,000 (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

   Section 2.20. Trademarks and Copyrights. Neither BMJ nor any of its subsidiaries has received notice or otherwise knows that the manner in which BMJ or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

   Section 2.21. Equity Interests. Neither BMJ nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of BMJ in Bank and of BMJ and Bank in the nonbank subsidiaries of BMJ listed on BMJ Schedule 2.01(a), any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted.

   Section 2.22. Environmental Matters.

   (a) Except as may be disclosed in the Forms 10-K and 10-Q of BMJ referred to in Section 2.02 hereof:

   (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by BMJ or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by BMJ or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that BMJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

   (2) Neither BMJ nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that BMJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

   (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay BMJ or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

   (b) Neither BMJ nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

   (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $30,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

   It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to mat-ters required to be disclosed pursuant to this Section 2.22 but not so disclosed, is in the aggregate in excess of $2,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

   Section 2.23. Accounting, Tax and Regulatory Matters. Neither BMJ nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interest accounting treatment, or (B) as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SUMMIT

   Summit represents and warrants to BMJ as follows:

   Section 3.01. Organization, Capital Stock.

   (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20 with attached rights issued pursuant to the Summit Shareholder Rights Plan, of which 93,725,953 shares were issued and outstanding as of July 31, 1996 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) and 504,481 shares of Series C Adjustable Rate Cumulative Preferred Stock ($25 stated value) were issued and outstanding and 1,000,000 shares of Series R Preferred Stock were reserved for issuance as of July 31, 1996.

   (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect or Summit Material Adverse Change"). However, a Summit Material Adverse Effect or Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the BHCA.

   (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and the Agreement and Plan of Merger, dated May 22, 1996, between Summit and Central Jersey Financial Corporation ("CJFC Merger Agreement") and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

   (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

   Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and
(c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996 and June 30, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

   Section 3.03. No Conflicts. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

   (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

   (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

   (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

   (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument; to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

   Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

   Section 3.05. Material Information. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1989 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act.

   Section 3.06. Corporate Action. Assuming due execution and delivery by BMJ, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation.

   Section 3.07. Absence of Changes. Except as disclosed in the Summit Financial Statements, there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

   Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR Section210.1-02(v), at December 31, 1995.

   Section 3.09. Absence of Undisclosed Liabilities. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities, whether contingent or absolute, direct or indirect..

   Section 3.10. Environmental Matters.

   (a) Except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 hereof:

   (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

   (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

   (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

   (b) Neither Summit nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan

Property or Participation Facility which would result in a Summit Material Adverse Change, (ii) has received any information requests from any environmental regulatory authority with respect to a matter which would result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding which would result in a Summit Material Adverse Change.

                                 ARTICLE IV.

                               COVENANTS OF BMJ

   BMJ hereby covenants and agrees with Summit that:

   Section 4.01. Preparation of Registration Statement and Applications for Required Consents. BMJ will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by BMJ to solicit shareholders of BMJ for approval of the Merger. In connection therewith, BMJ will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning BMJ reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). BMJ will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide BMJ and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of BMJ and its counsel before making any such filing or application; and Summit will provide BMJ and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. BMJ covenants and agrees that all information furnished by BMJ for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by BMJ to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BMJ will furnish to Bear Stearns such information as Bear Stearns may reasonably request for purposes of the opinion referred to in Section 8.07.

   Section 4.02. Notice of Adverse Changes. BMJ will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BMJ contained in this Agreement or the BMJ Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any BMJ Material Adverse Change, (c) any inability or perceived inability of BMJ to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving BMJ or any of its subsidiaries or assets, which, if determined adversely to BMJ or any of its subsidiaries, would have a material adverse effect upon BMJ and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by BMJ or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which BMJ or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of BMJ and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. BMJ agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

   Section 4.03. Meeting of Shareholders. BMJ will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, BMJ shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

   Section 4.04. Copies of Filings. Without limiting the provisions of
Section 4.01, BMJ will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of BMJ or the public.

   Section 4.05. No Material Transactions. Until the Effective Time, BMJ will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

   (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of BMJ to BMJ or other subsidiaries of BMJ except that BMJ may declare, set aside and pay a dividend of $0.10 per quarter or the dividend most recently (as of such date) declared by Summit multiplied by the Exchange Ratio;

   (b) declare or distribute any stock dividend or authorize or effect a stock split;

   (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of BMJ into other subsidiaries of BMJ) or enter into any other transaction not in the ordinary course of business;

   (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions involving not more than $100,000;

   (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to BMJ and its subsidiaries taken as a whole;

   (f) (i) pay any employee cash bonuses, other than (x) bonuses for 1996 performance under and in accordance with the formulas provided in the BMJ Short-Term Incentive Plan, which shall be paid in February of 1997 and shall be paid only to employees who continue to be employees of BMJ or a subsidiary on such payment date, and (y) "stay bonuses" to be paid on the earlier to occur of (A) the merger of Bank with Summit Bank or (B) six months after the Closing Date, to employees designated by the Board of Directors of BMJ (after consultation with Summit) who continue to be employees of BMJ or a subsidiary or affiliate on such payment date and execute a release of claims against Summit and its affiliates, provided, that the sum of (x) and (y) not shall exceed $450,000 in the aggregate, or (ii) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

   (g) except as provided in Section 4.05(f), create, adopt or modify any employment, termination or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit or welfare plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit, or make, increase or amend in any manner any grant or award under any compensation plan, including stock incentive and stock option plans;

   (h) distribute, issue, sell or grant any of its Equity Securities, any stock appreciation rights, derivative securities or stock-based cash rights except pursuant to the terms of the BMJ Dividend Plan and pursuant to the exercise of director and employee stock options under the BMJ Option Plans;

   (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions;

   (j) amend its Certificate of Incorporation or By-Laws;

   (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of BMJ or any of its subsidiaries, taken as a whole;

   (l) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the BMJ Benefit Plans;

   (m) make any employer contribution to a BMJ Plan or a Benefit Plan which under the terms of the particular plan is voluntary and within the sole discretion of BMJ to make, except matching employer contributions made in accordance with plan terms in effect on the date hereof;

   (n) make any determination or take any action, by its Compensation Committee or otherwise, under or with respect to any BMJ Option Plan other than routine administration of outstanding awards thereunder;

   (o) amend or exercise any discretion to change the current terms of the BMJ Dividend Plan or issue any BMJ Stock under the BMJ Dividend Plan at a discount.

   Section 4.06. Operation of Business in Ordinary Course. BMJ, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that BMJ or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that BMJ will notify and consult with Summit prior to terminating any of the five highest paid employees of BMJ; (d) will use their best efforts to continue to maintain fidelity bonds insuring BMJ and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of BMJ or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on BMJ and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at December 31, 1995, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending December 31, 1995, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by BMJ's independent certified public accountants.

   Section 4.07. Further Actions. BMJ will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

   Section 4.08. Cooperation. Until the Effective Time, BMJ will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of BMJ or any of its subsidiaries.

   Section 4.09. Copies of Documents. As promptly as practicable, but not later than 45 days after the date hereof, BMJ will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the BMJ Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Disclosure List").

   Section 4.10. Applicable Laws. BMJ and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on BMJ or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

   Section 4.11. Agreements of Affiliated Shareholders. BMJ agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a list of all persons who, in the opinion of Covington & Burling, special counsel to BMJ, are affiliates of BMJ for the purposes of Rule 145 under the Securities Act (a "BMJ Affiliate") and shall use its best efforts to cause each BMJ Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

   Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by BMJ or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

   Section 4.13. Confidentiality. All information furnished by Summit to BMJ or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, BMJ and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of BMJ or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by BMJ with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. BMJ shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in BMJ's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to BMJ by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, BMJ is nonetheless, in the written opinion of its outside counsel, compelled to disclose information con-cerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, BMJ may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

   Section 4.14. Dividends. BMJ will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of BMJ Stock will not be paid two dividends for a single calendar quarter with respect to their shares of BMJ Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. BMJ will notify Summit at least five business days prior to any proposed dividend declaration date.

   Section 4.15. Acquisition Proposals. BMJ agrees that neither BMJ nor any of its subsidiaries nor any of the respective officers and directors of BMJ or its subsidiaries shall, and BMJ shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by BMJ or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided however, that the Board of Directors of BMJ may furnish or cause to be furnished nonpublic information and may participate in such discussions directly or through its representatives concerning an Acquisition Proposal, if such Board of Directors has determined, after having consulted with and received the written opinion of outside counsel to the effect, that the failure to provide such nonpublic information or participate in such discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving BMJ or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of BMJ or any of its subsidiaries. BMJ will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. BMJ will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, BMJ will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of BMJ or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by BMJ.

   Section 4.16 Tax Opinion Certificates. BMJ shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and BMJ shall cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding BMJ Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.

   Section 4.17 Best Efforts to Ensure Pooling. BMJ agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

                                  ARTICLE V.

                             COVENANTS OF SUMMIT

   Summit hereby covenants and agrees with BMJ that:

   Section 5.01. Approvals and Registrations. Based on such assistance of and cooperation BMJ as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, and (c) with the New York Stock Exchange, an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by BMJ Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Bear Stearns, investment bankers advising BMJ, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

   Section 5.02. Notice of Adverse Changes. Summit will promptly advise BMJ in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger,
(e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated,
(f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and
(g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by BMJ of any of the provisions of Articles VI or VIII.

   Section 5.03. Copies of Filings. Summit shall promptly provide to BMJ and its counsel copies of the applications filed with the Federal Reserve Board and all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K.

   Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as BMJ may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of BMJ set forth in Articles VI and VIII hereof are satisfied.

   Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to BMJ in connection with any such requirements imposed upon BMJ or on any of its subsidiaries in connection with the Merger.

   Section 5.06. Unpaid BMJ Dividends. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of BMJ to pay dividends, if any, on BMJ Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

   Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as BMJ from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of BMJ's representatives covering the business and affairs of Summit or any of its subsidiaries.

   Section 5.08. Confidentiality. All information furnished by BMJ to Summit or its representatives pursuant hereto shall be treated as the sole property of BMJ and, if the Merger shall not occur, Summit and its representatives shall return to BMJ all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by BMJ, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning BMJ to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify BMJ in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

   Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions and contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

   Section 5.10. Indemnification.

   (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of BMJ or any subsidiary of BMJ on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

   (b) For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of BMJ or any subsidiary of BMJ on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all mate-rial respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by BMJ (the Insurance Amount ) to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount. BMJ shall renew any existing insurance or purchase any discovery period insurance provided for thereunder at Summit s request.

   (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of BMJ referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

   Section 5.11. Employee Matters.

   (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of (i) the BMJ Plans, (ii) the Benefit Plans, and
(iii) any and all other medical, major medical, disability, life insurance, accidental death and dismemberment insurance, dental, vision care, or other health or welfare plan maintained by BMJ (the "Health or Welfare Plans"); provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, a BMJ Plan, a Benefit Plan or a Health or Welfare Plan available to all BMJ employees generally, then, if such BMJ plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of BMJ affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with BMJ for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan, Summit supplemental employee retirement plans and Summit severance plans.

   (b) After the Effective Time, BMJ employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

                                 ARTICLE VI.

     CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF SUMMIT AND BMJ

   The respective obligations of Summit and BMJ under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and BMJ in accordance with
Section 10.09:

   Section 6.01. Receipt of Required Consents. Summit and BMJ shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or BMJ, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

   Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or BMJ, shall be contemplated or threatened by the SEC on the Closing Date.

   Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date, Summit and BMJ shall have received from Thompson Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, hold-ers of BMJ Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the BMJ Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the BMJ Stock for which it is exchanged, assuming that such BMJ Stock is a capital asset in the hands of the holder thereof at the Effective Time.

In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

   Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or BMJ or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or BMJ and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or BMJ and its subsidiaries taken as a whole, as the case may be.

   Section 6.05. NYSE Listing. At the Closing Date, the shares of Summit Stock to be issued in the Merger shall have been listed on the New York Stock Exchange, subject to official notice of issuance.

                                 ARTICLE VII.

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

   The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

   Section 7.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any BMJ Material Adverse Change, and BMJ and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of BMJ and its subsidiaries, taken as a whole, to conduct their business.

   Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by BMJ in this Agreement and the BMJ Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. BMJ shall have complied in all material respects with all covenants and agreements contained herein to be performed by BMJ on or before the Closing Date.

   Section 7.03. Secretary's Certificate. BMJ shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of BMJ relating to this Agreement, the Option Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of BMJ and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

   Section 7.04. Officer's Certificate. BMJ shall have furnished to Summit a certificate signed by the President of BMJ, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01,
6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to BMJ, and at Sections 7.01, 7.02, 7.07, 7.10 and 7.13.

   Section 7.05. Opinion of BMJ's Counsel. Summit shall have received an opinion of counsel to BMJ, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

   Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

   Section 7.07. Consents to BMJ Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which BMJ or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or financial condition (financial or otherwise) of BMJ and its subsidiaries on a consolidated basis, shall have been obtained.

   Section 7.08. FIRPTA Affidavit. BMJ shall have delivered to Summit an affidavit of an executive officer of BMJ stating, under penalties of perjury, that BMJ is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

   Section 7.09. Shareholder Approval. The shareholders of BMJ, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of BMJ s Certificate of Incorporation and By-Laws.

   Section 7.10. Absence of Regulatory Agreements. Neither BMJ nor any BMJ subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or BMJ and its subsidiaries taken as a whole, and neither BMJ nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

   Section 7.11. [omitted]

   Section 7.12. Affiliate Agreements. Each person who is a BMJ Affiliate shall have delivered to Summit an executed Affiliate Agreement.

   Section 7.13. [omitted]

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO THE OBLIGATION OF BMJ

   The obligation of BMJ to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by BMJ in writing in accordance with Section 10.09:

   Section 8.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

   Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. The entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity in public or private offerings, and the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, Series B Adjustable Rate Cumulative Preferred Stock, Series C Adjustable Rate Cumulative Preferred Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

   Section 8.03. Secretary's Certificate. Summit shall have furnished to BMJ a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

   Section 8.04. Officer's Certificate. Summit shall have furnished to BMJ a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

   Section 8.05. Opinion of Summit Counsel. BMJ shall have received an opinion of the General Counsel of Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for BMJ, substantially to the effect provided in Exhibit E.

   Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to BMJ, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

   Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Bear Stearns, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of BMJ in the Merger.

   Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

   Section 8.09. BMJ Shareholder Approval. The shareholders of BMJ, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of BMJ's Certificate of Incorporation and By-Laws.

The receipt of the documents required by this Article VIII by BMJ shall in no way constitute a waiver by BMJ of any of the provisions of or its rights under this Agreement.

                                  ARTICLE IX

                         CLOSING; TERMINATION RIGHTS

   Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to BMJ, at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

   (a) the date of the approval of the Merger by the shareholders of BMJ in accordance with Section 7.09;

   (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and BMJ, to the consummation of the transactions contemplated herein or such prior date as Summit and BMJ shall elect, whether or not such proceeding has been brought to a conclusion; or

   (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

such date is sometimes referred to herein as the "Closing Date". At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the Certificate of Merger to be filed with the New Jersey Secretary of State in accordance with Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

   Section 9.02. Termination Rights.

   (a) The Boards of Directors of BMJ and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

   (i) the shareholders of BMJ at the meeting of shareholders contemplated by
       Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

   (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

   (iii) BMJ's investment banker is unable to deliver to BMJ by January 31, 1997 the opinion required by Section 8.07; or

   (iv) the Closing is not consummated on or before June 30, 1997, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

   (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section 7.09 or 8.09 due to the circum-stances set forth in Section 9.02(a)(i) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

   (c) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

   (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

   (ii) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and BMJ; provided, however, that: (A) if BMJ terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse BMJ for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(ii),
        Section 9.02(b) or Section 9.02(d), BMJ shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

   (d) The Board of Directors of Summit may terminate this Agreement if BMJ does not execute and deliver the Option Agreement by the day immediately following the date hereof.

   (e) Notwithstanding any termination of this Agreement, (i) BMJ shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with BMJ and (ii) Summit shall indemnify and hold BMJ harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

   (f) Except as provided otherwise herein in the event of a termination of this Agreement, BMJ and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy- Prospectus and regulatory applications.

                                  ARTICLE X

                                MISCELLANEOUS

   Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

   Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 10.03. Entire Agreement; Amendments. This Agreement, the BMJ Schedules, and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of BMJ contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of BMJ.

   Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

   Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

   Summit:
                      Summit Bancorp.
                      Attn: John G. Collins
                      301 Carnegie Center
                      P.O. Box 2066
                      Princeton, NJ 08543-2066
                      Telephone No.: 609-987-3422
                      Facsimile No.: 609-987-3435

   With a copy to:
                      Richard F. Ober, Jr., Esq.
                      Summit Bancorp.
                      301 Carnegie Center
                      P.O. Box 2066
                      Princeton, NJ 08543-2066
                      Telephone No.: 609-987-3430
                      Facsimile No.: 609-987-3435

   BMJ:
                      B.M.J. Financial Corp.
                      243 Route 130
                      P.O. Box 1001
                      Bordentown, NJ 08505-1001
                      Attention: Elmer J. Elias
                      Telephone No.: 609-291-5117
                      Facsimile No.: 609-298-1270

   With a copy to:
                      Wesley S. Williams Jr., Esq.
                      Covington & Burling
                      Suite 1155A
                      1201 Pennsylvania Avenue, NW
                      Washington, DC 20004
                      Telephone No.: 202-662-5628
                      Facsimile No.: 202-778-5628

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

   A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

   Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

   Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

   Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

   Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of BMJ, subject to the provisions of Section 10.03 hereof:
(i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto;
(ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of BMJ.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                            SUMMIT BANCORP.


                                            By: /s/ Robert G. Cox
                                                ------------------------------
                                                Robert G. Cox
                                                President


                                            B.M.J. FINANCIAL CORP.


                                            By: /s/ Edwin W. Townsend
                                                ------------------------------
                                                Edwin W. Townsend
                                                Chairman of the Board

                                                                    Appendix B

BEAR STEARNS
                                                      BEAR, STEARNS & CO. INC.
                                                               245 PARK AVENUE
                                                      NEW YORK, NEW YORK 10167

                                                January 13, 1997

The Board of Directors
B.M.J. Financial Corp.
234 Route 130
Bordentown, NJ 08505


Gentlemen:

We understand that B.M.J. Financial Corp. ("BMJ") and Summit Bancorp ("Summit") have entered into an Agreement and Plan of Merger dated August 28, 1996 (the "Agreement") pursuant to which BMJ will merge with and into Summit (the "Transaction"). Upon consummation of the Transaction, each share of BMJ common stock will be converted into 0.56 shares of Summit common stock. You have provided us with the proxy statement/prospectus which includes the Merger Agreement in substantially the form to be sent to the shareholders of BMJ (the "Proxy Statement"). We understand the transaction will require approval of the shareholders of BMJ.

You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of BMJ.

In the course of our analyses for rendering this opinion, we have:

     1. reviewed the Proxy Statement;

     2. reviewed BMJ's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 through 1995, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996;

     3. reviewed Summit's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996;

     4. reviewed certain operating and financial information, including projections, provided to us by management relating to BMJ's business and prospects;

     5. reviewed certain operating and financial information provided to us by management relating to Summit's business and prospects;

     6. met with certain members of BMJ's and Summit's senior management to discuss its operations, historical financial statements and future prospects;

     7. visited BMJ's facilities in Bordentown, New Jersey and Summit's facilities in Princeton, New Jersey;

     8. reviewed the historical prices and trading volumes of the common shares of BMJ and Summit;

     9. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to BMJ and Summit;

    10. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to the Transaction; and

    11. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by BMJ and Summit. With respect to BMJ's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of BMJ as to its expected future performance. We have not assumed any responsiblity for the information or projections provided to us and we have further relied upon the assurances of the management of BMJ and Summit that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of BMJ and Summit. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the shareholders of BMJ.

We have acted as financial advisor to BMJ in connection with the Transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction.

The opinion has been prepared for use by the Board of Directors and does not constitute a recommendation to the shareholders of BMJ as to how such holders should vote with respect to the Transaction.



                                                     Very truly yours,


                                                     BEAR, STEARNS & CO. INC.


                                                     By: /s/ Steve Begleiter
                                                     ------------------------
                                                        Managing Director

                                                                    APPENDIX C
                B.M.J. FINANCIAL CORP. STOCK OPTION AGREEMENT

THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

   STOCK OPTION AGREEMENT, dated as of the 29th day of August, 1996 (this Agreement ), between Summit Bancorp., a New Jersey corporation ( Grantee ), and B.M.J. Financial Corp., a New Jersey corporation ( Issuer ).

                                 WITNESSETH:

   WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 28th day of August, 1996 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

   WHEREAS, as a condition and inducement to Grantee s entering into the Merger Agreement, and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

   SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,490,000 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to the last sale price on the trading day immediately preceding the date of the Merger Agreement of a share of Common Stock on the NASDAQ National Market (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

   SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof, or (iii) 12 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof (if the breach by Issuer giving rise to such right of termination is volitional), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(a)(ii) thereof (unless the breach by Issuer giving rise to such right of termination is non- volitional), and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in material breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i) - (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in each such case, to the provisions of Section 9.

   (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee s prior written consent after the date hereof:

       (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term person for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including but not limited to a group of related family members and any entity in which they own all of the beneficial interest) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, Acquisition Transaction shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer s banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

       (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term beneficial ownership for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

       (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

       (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

       (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

       (vi) any Purchase Event (as defined below).

   (c) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary;

       (ii) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer s Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer s Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

       (iii) The occurrence of an Extension Event described in Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

   (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

   (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and
(y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

   (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

   (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

   (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

   "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and B.M.J. Financial Corp. ("Issuer") dated as of the 29th day of August, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

   (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

   SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights;
(ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

   SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

   SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

   (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

   (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

   (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

   SECTION 6. Registration Rights.

   (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder from time to time of any of the shares of Common Stock issued pursuant hereto (an "Owner") delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee and Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee and Owners shall provide representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee and Owners shall become a party to any underwriting agreement relating to the sale of Option rights or Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

   (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

   (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option rights or Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liabil-ity insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by Grantee and Owners) and all other qualifications, notification or exemptions pursuant to Section 6.

   (d) Indemnification. In connection with any registration under this
Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, any Owner, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, Owner, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Grantee, Owner, or such underwriter, as the case may be, expressly for such use.

   Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

   If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee, any Owner and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee or Owner be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option rights and Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee or Owner to indemnify shall be several and not joint with other Grantees or Owners.

   (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Owner thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Owner with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Owner under the Securities Act or the Exchange Act, or pursuant to any state securities laws or the rules of any stock exchange.

   SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of an Owner), delivered within 12 months of the occurrence of an Exercise Termination Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the NASDAQ National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer s assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally- recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

   (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

   (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

   (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Bank Subsidiary, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of securities representing 50% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer s obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

   (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

   SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

   (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

   (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

   (d) The following terms have the meanings indicated:

       (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer s assets (or the assets of Issuer Subsidiaries).

       (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

       (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

   (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

   SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights is prohibited due to any injunction, order or similar restraint issued by a court or Governmental Authority of competent jurisdiction, to the extent necessary for such injunction, order or restraint to either have been dissolved or become permanent and no longer subject to appeal, (b) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (c) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to dissolve any such injunction, order or restraint or to obtain any required approval from the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

   SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

   (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

   (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

   (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer s performance under this Agreement in any material respect.

   SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee s behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out- of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee s permitted assigns.

   (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

   "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and B.M.J. Financial Corp. ("Issuer") dated as of the 29th day of August, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

   SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

   SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

   SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

   SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

   SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

   SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, any Owners, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

   SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

   SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

   SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

   SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

   SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

   IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          SUMMIT BANCORP.


                                          By: /s/ Robert G. Cox
                                          -----------------------------------
                                             Robert G. Cox
                                             President
                                             B.M.J. FINANCIAL CORP.



                                          By: /s/ Edwin W. Townsend
                                          -----------------------------------
                                             Edwin W. Townsend
                                             Chairman of the Board

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of Summit Bancorp.:

       Section 5. Indemnification and Insurance (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof ) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

       (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this
   Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officers of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or
   (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

       (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
   Section 5(b) of this By-Law has been received by the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such act (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

       (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

       (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

       (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
   (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       (h) For purposes of this By-Law:

           (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

           (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

           (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolida tion or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

           (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

           (5) "expenses" means reasonable costs, disbursements and counsel fees;

           (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties;

           (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

           (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation."

       (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

       (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

   Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

   Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $40,000,000 in the aggregate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits

   This Registration Statement includes the following exhibits:

 Exhibit No.      Description
 ---------------   -------------------------------------------------------------------------------------------------
  2               Agreement and Plan of Merger dated August 28, 1996 between B.M.J. and Summit. (Included without exhibits as Appendix A to the Proxy Statement- Prospectus included in this Registration Statement; with Exhibit
                  A thereto included as Appendix C to the Proxy Statement- Prospectus included in this Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit (2) to the Current Report on
                  Form 8-K of Summit dated August 28, 1996).

  3(a)            Restated Certificate of Incorporation of Summit, as restated March 1, 1996 (incorporated by reference to Exhibit (3)A on Form 10-K for the year ending December 31, 1995).

  (b)             By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B on
                  Form 10-K for the year ending December 31, 1995).

  4               Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under the former name
                  UJB Financial Corp.) and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A, filed August 28, 1989).

  5               Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

  8               Opinion of Thompson Coburn regarding tax matters.

  10              B.M.J. Financial Corp. Stock Option Agreement - included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement.

  23(a)           Consent of KPMG Peat Marwick LLP.

   (b)            Consent of Coopers & Lybrand, LLP

   (c)            Consent of Richard F. Ober, Jr., Esq. - included in his opinion filed as Exhibit 5 to this Registration
                  Statement.

   (d)            Consent of Thompson Coburn - included in its opinion filed as Exhibit 8 to this Registration Statement.

  24(a)           Power of Attorney of T. Joseph Semrod, Robert G. Cox, John R. Haggerty, William J. Healy, Robert L.
                  Boyle, James C. Brady, Jr., John G. Collins, T.J. Dermot Dunphy, Anne Evans Esterbrook, Elinor J. Ferdon,
                  Francis J. Mertz, George L. Miles, Jr., Henry S. Patterson II, Raymond D. Silverstein, Orin R. Smith,
                  and Joseph M. Tabak - included on the signature page of the original filing.

   (b)            Power of Attorney of S. Rodgers Benjamin, Fred G. Harvey, John R. Howell, Thomas D. Sayles, Jr. and
                  Douglas G. Watson.

  99(a)           Form of B.M.J. Proxy

   (b)            Opinion of Bear, Stearns & Co. Inc. - included as Appendix B to the Proxy Statement- Prospectus included in this Registration Statement.

   (c)            Consent of Bear, Stearns & Co. Inc.


   (b) Financial Statement Schedules

   All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22. UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-16557 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, and the State of New Jersey on the 10th of January, 1997.

                                            SUMMIT BANCORP.


                                            By:           *
                                                 ----------------------------
                                                 T. Joseph Semrod
                                                 Chairman of the Board of
                                                 Directors

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-16557 has been signed below on the 10th day of January, 1997 by the following persons in the capacities indicated.

        Signatures                                     Titles
 -------------------------                             --------------------------------------------
             *
  ------------------------                             Chairman of the Board of Directors
      T. Joseph Semrod                                 (Chief Executive Officer)


            *                                          President and Director
  ------------------------
       Robert G. Cox

            *                                          Senior Executive Vice President-Finance
  ------------------------                             (Principal Financial Officer)
      John R. Haggerty


    /s/ William J. Healy                               Executive Vice President and Comptroller
  ------------------------                             (Principal Accounting Officer)
        William J. Healy


             *                                         Director
  ------------------------
    S. Rodgers Benjamin

             *                                         Director
  ------------------------
      Robert L. Boyle

             *                                         Director
  ------------------------
    James C. Brady, Jr.

             *                                         Director
  ------------------------
      John G. Collins

             *                                         Director
  ------------------------
     T.J. Dermot Dunphy



        Signatures               Titles
 -------------------------        --------------------------------------------
             *                                         Director
  ------------------------
    Anne Evans Estabrook

             *                                         Director
  ------------------------
      Elinor J. Ferdon


             *                                         Director
  ------------------------
       Fred G. Harvey

             *                                         Director
  ------------------------
       John R. Howell

             *                                         Director
  ------------------------
      Francis J. Mertz

             *                                         Director
  ------------------------
    George L. Miles, Jr.

             *                                         Director
  ------------------------
   Henry S. Patterson II

             *                                         Director
  ------------------------
   Thomas D. Sayles, Jr.

             *                                         Director
  ------------------------
    Raymond Silverstein

             *                                         Director
  ------------------------
       Orin R. Smith

             *                                         Director
  ------------------------
      Joseph M. Tabak

             *                                         Director
  ------------------------
     Douglas G. Watson

  *William J. Healy, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons, filed with the Securities and Exchange Commission.


   /s/ William J. Healy
  ------------------------
      William J. Healy


                                EXHIBIT INDEX

 Exhibit No.      Description
 ---------------   ---------------------------------------------------------------------------------------------
  2               Agreement and Plan of Merger dated August 28, 1996 between B.M.J. and Summit. (Included without exhibits as Appendix A to the Proxy Statement- Prospectus included in this Registration Statement;
                  with Exhibit A thereto included as Appendix C to the Proxy Statement-Prospectus included in this
                  Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit (2)
                  to the Current Report on Form 8-K of Summit dated August 28, 1996).

  3(a)            Restated Certificate of Incorporation of Summit, as restated March 1, 1996 (incorporated by reference to Exhibit (3)A on Form 10-K for the year ending December 31, 1995).

  (b)             By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B on Form 10-K for the year ending December 31, 1995).

  4               Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under the former name UJB Financial Corp.) and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A, filed August 28, 1989).

  5               Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

  8               Opinion of Thompson Coburn regarding tax matters.

 10               B.M.J. Financial Corp. Stock Option Agreement - included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement.

 23(a)            Consent of KPMG Peat Marwick LLP.

  (b)             Consent of Coopers & Lybrand, LLP.

  (c)             Consent of Richard F. Ober, Jr., Esq. - included in his opinion filed as Exhibit 5 to this Registration
                  Statement.

  (d)             Consent of Thompson Coburn - included in its opinion filed as Exhibit 8 to this Registration Statement.

 24(a)            Power of Attorney of T. Joseph Semrod, Robert G. Cox, John R. Haggerty, William J. Healy, Robert
                  L. Boyle, James C. Brady, Jr., John G. Collins, T.J. Dermot Dunphy, Anne Evans Estabrook, Elinor
                  J. Ferdon, Francis J. Mertz, George L. Miles, Jr., Henry S. Patterson II, Raymond Silverstein,
                  Orin R. Smith and Joseph M. Tabak - included on the signature page of the original filing.

  (b)             Power of Attorney of S. Rodgers Benjamin, Fred G. Harvey, John R. Howell, Thomas D. Sayles, Jr.
                  and Douglas G. Watson.

 99(a)            Form of B.M.J. Proxy

  (b)             Opinion of Bear, Stearns & Co. Inc.- included as Appendix B to the Proxy Statement- Prospectus included in this Registration Statement.

  (c)             Consent of Bear, Stearns & Co. Inc.


   (b) Financial Statement Schedules

   All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.